HATTERAS INVESTMENT PARTNERS, LLC
HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

For Internal Use Only
Approved by the Boards of Directors of the Hatteras Funds – March 2005
Amended August 26, 2008
Amended November 28, 2008
Amended June 18, 2009

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SECTION A: HATTERAS POLICIES			1
I.	INTRODUCTION		1
	A.	General	1
	B.	Notification and/or Approval of Outside Activities	2
	C.	Benefits/Gifts Received by Employees from Third Party Business Contract	3
	D.	Complaints from Advisory Clients or Investors	3
II.	PREVENTION OF INSIDER TRADING AND RESTRICTIONS ON PERSONAL TRADING		3
	A.	General	3
	B.	Restrictions on Disclosure of Inside Information	4
	C.	Personal Securities Transactions	4
III.	MARKETING		4
	A.	Communications with the Press, Members of the Public and Investors	4
	B.	Marketing/Advertisements	5
	C.	Payments for Client Solicitations	8
	D.	Review Procedures	8
IV.	MANAGING FUND PORTFOLIOS		8
	A.	Principal and Agency Cross Transactions	9
	B.	Use of Affiliated Brokers-Dealers	9
	C.	Best Execution	10
	D.	Soft Dollars	10
	E.	Trade Errors and Trade Modifications	10
	F.	Allocation and Aggregation of Trades	11
	G.	Suitability	15
	H.	Valuations	15
V.	INVESTOR RELATIONS		16
	A.	Disclosures to Clients	16
	B.	Investment Advisory Contracts	17
	C.	Performance-Based Fees	17
	D.	Compensation for Advisory Client Referrals	18

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(continued)
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	E.	Custody	19
	F.	Proxy Voting & Privacy Information	21
	G.	Anti-Money Laundering	21
SECTION B: POLICIES AND PROCEDURES RELATED TO REGISTERED FUNDS			22
I.	SUPERVISION AND COMPLIANCE OVERSIGHT		22
	A.	Administration of the Policies and Procedures	22
	B.	Role of Management	22
	C.	SEC Filings and Reporting Requirements	22
	D.	Maintenance of Books and Records	23
	E.	Regulatory and Other Legal Inquiries	23
	F.	Business Continuity Planning and Disaster Recovery	23
II.	COMPLIANCE WITH OBJECTIVES AND RESTRICTIONS		23
	A.	Compliance Oversight	23
	B.	Leverage Limitations and Borrowing Policies	24
III.	SEC FILINGS AND REPORTING REQUIREMENTS		24
	A.	Form N-CSR – Financial Statements and Member Reports	24
	B.	Form N-SAR – Reporting of Registered Fund Information to SEC	24
	C.	Form N-PX – Disclosure of Proxy Voting Record	24
	D.	Form N-Q – Disclosure of Portfolio Holdings (1st and 3rd Quarters)	25
IV.	FINANCIAL STATEMENT CERTIFICATION		25
	A.	Disclosure Controls and Procedures	25
	B.	Internal Control Over Financial Reporting	25
	C.	Member Reports	26
V.	PROCEDURES FOR AFFILIATE IDENTIFICATION		26
	A.	Hatteras Affiliates	26
	B.	Director and Officer Questionnaire	26
VI.	MAINTENANCE OF BOOKS AND RECORDS		27
VII.	OVERSIGHT OF THIRD PARTY SERVICE PROVIDERS		29
	A.	Administrator	29

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(continued)

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SECTION A:  HATTERAS INVESTMENT PARTNERS, LLC AND
HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC POLICIES

I.           INTRODUCTION

A.           General

This compliance manual has been prepared on behalf of Hatteras Investment Partners, LLC and its affiliated registered investment advisor, Hatteras Capital Investment Management, LLC (referred to collectively herein as “Hatteras” or “we” or “us”).  Hatteras generally manages funds located both within and outside the U.S.  Some Funds are registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Registered Funds”) and some are not so registered (the “Unregistered Funds” and together with the Registered Funds, the “Funds”)).  A list of the currently Registered Funds is attached as Exhibit A.

Because we are registered as investment advisers under the Investment Advisers Act of 1940 (the “Advisers Act”), we must comply with certain regulations, rules, and interpretations of the U.S. Securities and Exchange Commission (“SEC”).  In addition, we stand in a position of trust and confidence and have a fiduciary duty to our clients, including a duty to make full and fair disclosure of any potential conflicts of interest that may arise.  We also must act in the best interests of our clients, including the investors in the Funds (the “Funds”) and must therefore seek to avoid even the appearance of impropriety.  In order to meet our high standards of conduct and to help Hatteras’ employees (“you”) understand, and comply with, our obligations as registered investment advisers, we have adopted the basic policies and procedures contained in this manual.

Because the Registered Funds are registered as investment companies under the 1940 Act, we must comply with certain regulations, rules, and interpretations of the SEC in addition to those applicable to all clients for Hatteras.

In addition to requirements arising under the Advisers Act, we are subject to oversight by a variety of other regulators.  For example, additional requirements may be triggered by the nature of a particular client (e.g., accounts that are ERISA plans or registered investment companies).  Moreover, securities transactions in general are subject to regulation by the SEC under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  Finally, in addition to U.S. laws, various foreign laws may apply to Hatteras’ employees and their activities when conducted outside the United States (“U.S.”).  You should consult with Hatteras’ Chief Compliance Officer (“the CCO”) if you have any questions relating to the regulatory framework in the relevant jurisdictions.

This manual cannot cover every possible situation that may arise in the conduct of our business.  If you are uncertain about how to act in certain circumstances, a single question often can do much to avoid a serious problem.  If you have any questions, contact our CCO.  You must also notify the CCO if you have any reason to believe that a violation of this policy has occurred or is about to occur.

Violations of these policies and procedures may be grounds for disciplinary action, including disgorgement of profits, censure, suspension or termination of employment and, where appropriate, referral to relevant government authorities and self-regulatory organizations.

From time to time, supplemental memoranda will update the contents of this manual.  In addition, Hatteras has issued a Code of Ethics (the “Advisers Code”) and the currently Registered Funds have issued a Code of Ethics (the “Registered Funds Code” and together with the Advisers Code, the “Code”).  The Code establishes the standard of business conduct that we all must follow.  In addition, the Code requires initial and annual reporting of all personal securities holdings, as well as quarterly reporting of all personal securities transactions.  All Hatteras Access Persons* must comply with the Code in addition to the policies and procedures set forth in this manual. *An “Access Person” means any Supervised Person of Hatteras who:  (1) has access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public.  For these purposes, all directors, officers and partners of Hatteras are considered to be Access Persons.   An Access Person also means; (1) each employee of Hatteras (and any director, officer, general partner or employee of any company in a control relationship to Hatteras) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Hatteras who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

To ensure that Hatteras is able to monitor its employees in a manner that will allow it to fulfill its fiduciary responsibilities to our clients and be in a position to properly complete regulatory filings, all employees are required to complete the form of Disciplinary Questionnaire contained in Exhibit H to this manual.

B.           Notification and/or Approval of Outside Activities

All employees will need to seek the approval of the CCO to engage in business activities outside of his or her employment at Hatteras.

A form of such a request is contained in Exhibit I to this Manual.  As set forth in Exhibit I, employees will need to provide information about:  (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities.  All employees will also be required to annually update Hatteras of his or her outside business activities.  A form of the annual update is provided in Exhibit J to this Manual.

Employees of Hatteras should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations.  However, employees will still need to summarize/update such activities on the annual update form.

Upon adoption of this manual, employees will be required to complete the Request for Approval of Outside Activities Form and submit to the CCO for approval. (See Exhibit I)

Employees will be required to update outside business disclosure annually. (See Exhibit J)

C.           Benefits/Gifts Received by Employees from Third Party Business Contracts

It is Hatteras’ policy that its employees (and their family members) should not accept (in the context of their business activities for Hatteras) excessive benefits or gifts.  As such, all employees are required to obtain written approval from the CCO prior to accepting any benefit or gift with a value in excess of $100.  A form of pre-approval request is provided for in Exhibit K to this Manual.

Employees will submit pre-approval requests and the CCO will answer any such request, in writing.

D.           Complaints from Advisory Clients or Investors

It is Hatteras’ policy to document any complaints received from Advisory Clients or Investors and to respond promptly to resolve any complaints.

Hatteras takes complaints from Advisory Clients and Investors very seriously.  In this connection, all employees are required to complete a formal Complaint Form (as provided in Exhibit L to this Manual) to document any complaints received from Advisory Clients or Investors.  The use of this form will also allow Hatteras to track and document the resolution to such complaint.

Mail is opened by the administrative staff and correspondence from Investors is copied and distributed to the addressee. Original incoming correspondence from Investors will be promptly reviewed by the CCO for any complaints and will be filed in a centralized Complaint file.

Complaints will be responded to, in writing, within 5 business days of receipt.

II.           PREVENTION OF INSIDER TRADING AND RESTRICTIONS
ON PERSONAL TRADING

A.           General

Trading securities – including equity and debt securities and derivative instruments – while in possession of material, non-public information (“inside information”), or improperly communicating that information to others, is referred to as “insider trading.”  Insider trading may also subject you to substantial personal liability including criminal fines and/or imprisonment.  The restrictions on insider trading apply both to your personal trades and to trades on behalf of others, including the Funds.

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions.  Generally, this includes information that could be expected to have an effect on the price of a company’s securities and may include, for example, dividend changes, earnings results, significant merger proposals, tenders, significant new customers or products, major litigation, liquidity problems or extraordinary management developments.  Information relating to the market for a security, such as a significant purchase or sale order, also may be material.  For instance, information about an imminent purchase or sale by one or more of the Funds may be material because of the relatively large positions certain of the Funds may take.

Information is “non-public” until it has been disseminated broadly to investors in the marketplace, such as in a public filing with the SEC, a report on the Dow Jones “tape” or in a publication of general circulation.  Dissemination of information to a few persons, even if they are not “insiders,” may not necessarily make the information public.  You should exercise particular caution any time you believe that inside information has been communicated to a small number of investors, analysts or others outside a company.  A copy of our Insider Trading Procedures is attached as Exhibit E.

B.           Restrictions on Disclosure of Inside Information

Employees may not disclose any inside information (whether or not it is material) relating to Hatteras or any Hatteras affiliate, their respective investors or any securities transactions to any person outside Hatteras (unless such disclosure has been authorized by the CCO).  Inside information may not be communicated to anyone inside or outside of Hatteras.  This information must also be secured.  For example, you should restrict access to your paper files and computer files and be aware that conversations containing inside information, if appropriate at all, should be conducted in private.

C.           Personal Securities Transactions

The policies and procedures applicable to personal securities transactions are contained in the Code.  In addition, the Advisers Act requires us to collect reports, at least quarterly, describing personal trades made by Access Persons.

III.           MARKETING

A.           Communications with the Press, Members of the Public and Investors

The Unregistered Funds and certain of the Registered Funds are offered in compliance with Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) of the Securities Act.  In order to comply with these regulations, no form of general solicitation or general advertising may occur in the U.S. with respect to a Fund offered pursuant to Regulation D or Regulation S.  A general solicitation or advertisement arises when an offer to purchase or sell Fund interests is made through, among others:

—	Advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over television or radio;

—	Conferences, seminars or meetings whose attendees have been invited by any general solicitation or general advertising; or

—	Publicly accessible websites (which excludes generally password protected sites available only to investors who meet eligibility standards).

With respect to offerings involving Funds, Hatteras members must be careful when speaking with the press or participating as speakers at industry conferences and never discuss any specific Funds or pending funds.  Failure to comply with the general solicitation prohibition may delay the offering of a Fund or limit the marketing of a Fund.  Accordingly, you must obtain pre-approval from the CCO prior to speaking, with respect to any Fund, with the press or speaking at any conference, seminar or meeting, and obtain pre-approval by the CCO of any materials to be provided or presented.  All queries by the press and other questions concerning the Funds should be sent to the CCO.  Any questions regarding this policy should be referred to the CCO.  The units of certain of the Hatteras Multi-Strategy Funds and the units of the Hatteras 1099 Advantage Funds are registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933.  As such, the advertising restrictions for Regulation D and Regulation S are not applicable.  Any advertisements for the above referenced funds must be approved by the distributor of the funds, Hatteras Capital Distributors, LLC.

B.           Marketing/Advertisements

1.           The Investment Advisers Act of 1940

The Advisers Act defines the term “advertisement” very broadly to include notices, circulars, letters or other written communications addressed to more than one person, announcements in any publication or on radio or television, which offer advice about the purchase or sale of securities.  Accordingly, advertisements could include written communications to investors and potential investors including flip books, all marketing materials, client reports, portfolio commentary and RFP documents.  In addition, all of these materials are subject to the general antifraud provisions of the Advisers Act and are subject to certain content restrictions under the Advisers Act.  Therefore, you must obtain approval from the CCO before you send any written communications to investors or prospective investors.

2.           Specific Restrictions Under the Advisers Act

The Advisers Act places specific restrictions on the content of advertisements.  Specifically, investment advisers may not publish, circulate or distribute any advertisement which:

—	Refers to any testimonial concerning the adviser or concerning any advice, analysis, report or any service of the adviser;

—	Refers to past specific recommendations that were or would have been profitable to any person, except under certain limited circumstances;

—
Suggests that any graph, chart, formula or other device can be used to determine which securities to buy or sell, or when to buy or sell, without also disclosing the limitations inherent in these approaches;

—
Contains any statement to the effect that any report, analysis, or other service will be provided free of charge, unless the materials or services are actually provided free of charge and without obligation; or

—	Contains untrue statements of a material fact, or is otherwise false or misleading.

3.           Use of Performance Data

The SEC places additional restrictions on the use of performance data in investment adviser advertisements.  Performance data must:

—	Be presented net of fees (excepted in limited circumstances);

—	Disclose the effect of material market or economic conditions on the results listed;

—	Disclose whether and to what extent the results listed reflect the reinvestment of dividends or other earnings;

—	Disclose the possibility of loss when making claims about potential profits;

—	Include a representative mix of accounts rather than selectively choosing accounts that will produce misleadingly high returns;

—	Comply with additional restrictions if model results are used; and

—	Not use performance generated at a previous adviser except if certain conditions are satisfied.

An investment adviser is limited in its ability to provide performance information generated by an employee while the employee worked at a prior firm.  To use a person’s prior performance, an adviser generally must make certain that (i) no other person played a significant role in generating the performance; (ii) the accounts managed by the person currently are similar to the accounts managed at the prior firm; (iii) all accounts managed in a substantially similar manner are included in the performance calculation; and (iv) the person has the supporting records necessary to demonstrate the calculation of the performance results used in any advertisement.  Any use of prior performance must be approved in advance by the CCO.

A registered adviser must maintain books and records necessary to demonstrate the calculation of the advertised performance.  An adviser may generally satisfy this requirement by keeping (i) client account statements, assuming the account statements reflect all debits, credits and other transactions in a client’s account for the period of the statement and (ii) all worksheets necessary to demonstrate the calculation of the performance or rate of return.  Hatteras must maintain all such supporting documentation for any advertised performance.

4.           Representations Regarding GIPS Compliance

The SEC does not require that Global Investment Performance Standards “GIPS” (formerly AIMR Performance Presentation Standards) be used and has not officially endorsed the standards.  However, the SEC has brought enforcement actions against advisers who have falsely claimed to be “GIPS compliant.”  Accordingly, prior approval must be received from the CCO before any claim or suggestion may be made in any communication (including in any response to a request for a proposal) that performance information for any Fund is “GIPS compliant.”

You should contact the CCO to determine the application of these guidelines for your proposed report or other type of written communication.

5.           FINRA

Hatteras and/or the Funds’ distributor  or placement agents generally will be responsible for filing advertising approved for the Registered Funds by Hatteras.  Generally, “advertising” is considered to be any written or electronic communication (including e-mail and websites) that is designed to maintain existing clients or to solicit new clients, or intended to result in the sale of investment products or services.  Advertising does not include advice, recommendations, or reports regarding assets already under management unless an investment company is recommended or additional assets are being solicited.

The Financial Industry Regulatory Authority (“FINRA”) and the SEC regulate advertising extensively.  The FINRA rules applicable to the Registered Funds’ communications with the public are summarized below:

FINRA Conduct Rule 2210 establishes content standards for communication by member firms concerning investment companies and the multiple types of communications with the public that are defined by the Rule - advertisements, sales literature, correspondence, institutional sales material, public appearances and independently prepared reprints.  The Rule also sets forth the requirements for approval and filing of communications with the FINRA.  In addition, IM-2210-1 provides guidelines for determining whether a communication is misleading; IM-2210-3 governs the use of rankings in advertisements and sales literature; IM-2210-4 limits the use of the FINRA’s name in communications; and Rule 2211 establishes further standards for the content and approval of institutional sales literature and correspondence.

Section 24(b) under the 1940 Act requires that all investment companies file their advertisements with the SEC no later than 10 days after first use.  However, Rule 24b-3 under the 1940 Act deems an advertisement filed with the FINRA to be filed with the SEC.

The FINRA requires that items be filed within 10 days of first use or publication, except for items containing self-created rankings, which must be filed at least 10 days prior to anticipated first use.  However, all items with respect to Registered Funds must be filed with the FINRA at least 10 days prior to anticipated first use.  The exceptions to this policy are those materials designated for expedited review by the FINRA.  These items may be filed up to three days prior to first use and result in a higher review fee from the FINRA.

In some cases, the FINRA will want to re-review the corrected material before it can be released.  Hatteras will maintain a file of all comments received from the FINRA to refer to when reviewing sales materials.

C.           Payments for Client Solicitations

The SEC limits the ability of an investment adviser to make cash payments in return for client solicitations.  Although we treat the Funds as our clients, the SEC’s client solicitation rule focuses primarily on disclosure, and we therefore apply the rule to arrangements involving limited partners or investors.

Cash solicitation arrangements can arise in several different situations, including when: (1) an investment adviser agrees to split a portion of its fees with another person or entity for referrals and (2) an investment adviser commits itself to make fixed cash payments to those persons or entities who introduce investors.  Any cash solicitation agreement must:

—	Be in writing;

—	Not be made with persons statutorily disqualified from association with an investment adviser;

—	Ensure that potential clients are informed of the solicitation arrangement; and

—
Ensure, in the case of third-party solicitors (i.e., non-affiliates), that potential investors receive the adviser’s Form ADV, as well as a separate written disclosure document from the third-party solicitor.

All solicitation arrangements, whether with employees of an affiliate or with unaffiliated persons or entities, must be pre-cleared with the CCO.  The Form ADV must also disclose the use of solicitors.  An executed copy of any solicitation agreement must be sent to the CCO and maintained in Hatteras’ records.

D.           Review Procedures

Hatteras is responsible for implementing and monitoring the Registered Funds’ advertising procedures and for coordinating with the Funds’ distributor or placement agents the review and approval of any marketing materials to ensure that such materials are consistent with a Registered Fund’s policy and with regulatory requirements. Hatteras also is responsible for maintaining, as part of the Registered Funds’ books and records, copies of all marketing materials with a record of reviews and approvals in accordance with applicable recordkeeping requirements.  Each employee is responsible for ensuring that approved materials are not used or modified without the express written authorization of the CCO (who will ensure steps are taken to ensure compliance with applicable FINRA regulations) or his or her designee.

IV.           MANAGING FUND PORTFOLIOS

The SEC places restrictions on a variety of activities associated with the buying and selling of securities which are intended primarily to promote fairness and require full and proper disclosure of actual or potential conflicts of interest.  These restrictions apply to our management of Fund portfolios.  Any questions regarding these requirements or any possible conflict of interest that may arise in connection with managing Fund portfolios should be brought to the attention of the CCO.

A.           Principal and Agency Cross Transactions

An investment adviser may not effect a principal transaction unless, prior to the settlement of each such transaction, the adviser (1) discloses to the client in writing that the adviser is acting as principal and the material terms of the transaction and (2) obtains the client’s consent.  The material terms that an adviser generally must disclose include the price at which the security could be bought or sold elsewhere.  In addition, an adviser must determine that each principal transaction is in the client’s best interest.

A principal transaction occurs when an adviser, acting for its own account or the account of an affiliate, trades with a client’s account.  This includes transactions effected by an adviser’s affiliated broker-dealer on a “riskless” principal basis.  No blanket consent to principal transactions is permitted under the Advisers Act.

An agency cross transaction, meanwhile, occurs when an investment adviser, acting either as a registered broker-dealer or through an affiliated broker-dealer, executes for a fee a transaction between an advised client and a client of the broker-dealer.  The SEC requires an adviser engaging in agency cross transactions to: (1) determine that these transactions are in the best interest of the client, (2) disclose its practice on its Form ADV and (3) obtain the prior consent of the client.  Blanket consents for agency cross transactions may be obtained subject to certain requirements.

Hatteras maintains procedures setting forth the steps necessary to obtain consents from our Funds for principal and agency cross transactions.  These procedures vary based on Fund documentation, but may include obtaining approval from a Fund’s advisory committee or from an independent representative for a particular Fund.  We also comply with Form ADV disclosure requirements regarding principal and agency cross transactions.

Principal and agency cross transactions may arise in a number of contexts.  Principal transactions may occur, for example, if a Fund sells a position to, or purchases a position from, an affiliated entity.  Agency cross transactions (or even riskless principal transactions), meanwhile, could arise any time Hatteras uses an affiliate broker-dealer to execute a Fund transaction.  Any transaction that may amount to a principal or agency cross transaction should be brought to the attention of the CCO prior to executing the transaction.

Additional prohibitions, restrictions and requirements are also applicable under the 1940 Act for Registered Funds.

B.           Use of Affiliated Brokers-Dealers

When an affiliated broker-dealer, provides services to our Funds or their portfolio companies, additional regulatory concerns may be raised due to potential conflicts of interest.  These conflicts of interest may arise, for example, when we use an affiliated entity to provide financial services, such as securities underwriting for portfolio companies, or advisory services, such as merger and acquisition advice for portfolio companies, or brokerage execution services for Fund transactions.  When we use an affiliated broker-dealer to execute Fund transactions, we also must disclose this fact and satisfy our duty to obtain best execution, as described below.  If you identify any potential conflicts of interest or have any concerns about a potential conflict of interest, you should contact the CCO.

C.           Best Execution

Advisers must obtain best execution, which the SEC generally describes as a duty to execute securities transactions so that a client’s total costs or proceeds in each transaction are the most favorable under the circumstances.  The SEC also has stated that when seeking best execution the determinative factor is not the lowest possible cost, but whether the transaction represents the best qualitative execution.  Accordingly, an adviser should consider the full range and quality of a broker’s services, including execution capability, commission rate, financial responsibility, and responsiveness to the adviser.  Advisers should also periodically and systematically evaluate the performance of broker-dealers executing their transactions.  We will seek to obtain best execution for brokerage transactions for our clients.

D.           Soft Dollars

Soft dollar arrangements generally arise when an investment adviser obtains products and services, other than securities execution, from a broker-dealer in return for directing client securities transactions to the broker-dealer.  Because soft dollar products and services are purchased with brokerage commissions (or permitted mark-ups or mark-downs in the case of permitted riskless principal transactions by dealers), an investment adviser has a fiduciary obligation to ensure that the commissions (or permitted mark-ups and mark-downs) are used for the benefit of its clients and that its clients are fully informed of the adviser’s use of brokerage commissions (or mark-ups or mark-downs) to purchase soft dollar products.  The receipt of soft dollar products from broker-dealers generally must be limited to research and brokerage services, absent specific disclosures to clients.  The standard for determining if brokerage and research services fall within the safe harbor is whether the product or service “provides lawful and appropriate assistance to the money manager in the performance of his/her investment decision-making responsibilities.”  This determination turns on whether the product or service aids the investment decision-making process instead of the general operation of Hatteras.

The use of soft dollars is addressed in Section 28(e) of the Exchange Act, which provides investment advisers with a safe harbor that allows them to pay more than the lowest possible commissions in return for the receipt of research and brokerage services, subject to certain conditions.  Hatteras generally does not use brokerage commissions by any of its clients in connection with the services it provides to the Funds.  Hatteras will generally not have any control over the use of soft dollars by underlying fund managers.

E.           Trade Errors and Trade Modifications

All trade errors must be (1) corrected as soon as practicable in a manner such that the client incurs no loss and (2) reported to the CCO.  The CCO will carefully scrutinize the related transactions and determine an appropriate course of action and, when appropriate, recommend modified procedures.  It is our general policy that Hatteras bears the cost of correcting trade errors.

Errors may occur either in the investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that violates client guidelines) or in the trading process (e.g., a buy order may be executed as a sell order or vice versa).  For purposes of trade error treatment, errors in both decision-making and trading are referred to as trade errors.

F.           Allocation and Aggregation of Trades

When Hatteras determines that it would be appropriate for two or more Funds or a Fund and one or more Hatteras accounts to participate in an investment transaction in the same investment at the same time, it will attempt to aggregate, place and allocate orders on a basis that Hatteras believes to be fair and equitable, consistent with its responsibilities under applicable law.  Decisions in this regard are necessarily subjective and there is no requirement that all Funds participate, or participate to the same extent as other accounts, in all investments or trades.  However, no participating entity or account will receive preferential treatment over any other and Hatteras will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments.

Situations may occur, however, where a Fund could be disadvantaged because of the investment activities conducted by Hatteras for other accounts.  Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by underlying fund managers (“Advisors”) with respect to underlying funds (“Advisor Funds”)) on the combined size of positions that may be taken for the Hatteras Funds and the other Hatteras accounts (“Hatteras Accounts”), thereby limiting the size of the Hatteras Funds’ positions or the availability of the investment opportunity; (2) the difficulty of liquidating an investment for the Hatteras Funds and the Hatteras Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.  In particular, the Hatteras Funds may be legally restricted from entering into a “joint transaction” (as defined in the 1940 Act) with other Hatteras accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC.

Rule 17d-1 Procedures

Under Section 17(d) of the Investment Company Act of 1940 (the “1940 Act”) and Rule 17d-1 thereunder, absent an exemptive order from the Securities and Exchange Commission (the “SEC”), funds registered under the 1940 Act and advised by Hatteras Investment Partners, LLC (“HIP”) or Hatteras Capital Investment Management, LLC (“HCIM” and collectively with HIP, “Hatteras”) (each, a “Fund” and together, the “Funds”)  and its “affiliated persons” may not “participate in, or effect any transaction in connection with, any joint enterprise or other profit-sharing plan.”

Hatteras and other companies directly or indirectly controlling, controlled by, or under common control with it (the “Hatteras Companies”) are deemed to be “affiliated persons” of the Funds.  It is also possible that private funds and accounts managed by Hatteras may be deemed to be “affiliated persons” of a Fund for purposes of these provisions.  The following Guidelines must be followed to provide assurance that a Fund and its affiliated persons do not engage in prohibited joint transactions in connection with the Fund’s investment activities, e.g., primary and secondary investments, direct debt/equity investments and investments in listed private equity vehicles.

General Rules

—
The portfolio managers of a Fund and Hatteras’s other managed funds and accounts, including other Funds, (“Other Accounts”), as applicable, will review their clients’ investment objectives, investment restrictions, cash positions, needs for liquidity, sector concentrations and/or other objective criteria, and will determine whether a commitment, investment, disposal and/or withdrawal in an investment made is appropriate for the particular client.  Each client will receive individualized investment advice and treatment.

—
Hatteras will not engage in a transaction on behalf of a Fund or any Other Account unless the transaction is consistent with Hatteras’ duties to the client, including the terms of its investment advisory agreement with the client.

—
Although investment decisions for a Fund and the Other Accounts may be made contemporaneously, HATTERAS will engage in an independent decision-making process for a Fund, and will not merely make “joint” or “parallel” investment decisions for both a Fund and the Other Accounts.

—	The respective commitment, investment, disposal and/or withdrawal transactions of a Fund and Other Accounts in the investments made will not be dependent upon each other in any way.

—
The commitment, investment, disposal and/or withdrawal in the investments made will not be aggregated with those of the Other Accounts, and a Fund will maintain its own individual accounts in the investments made.

—
Investments made for a Fund will comply with HATTERAS’s Allocation Policy applicable to a Fund and Other Accounts.  In situations where an investment opportunity is available to both a Fund and Other Accounts, participation by a Fund will be on terms no less advantageous than those obtained for the Other Accounts.

—	A Fund and Other Accounts will bear their own respective transaction costs in connection with their investments, if applicable.

—
HATTERAS will maintain written records of each transaction involving an investment made by a Fund and Other Accounts in an easily accessible place for a period not less than five years, the first two years in an appropriate office of HATTERAS or in the office of the administrator of a Fund.  These records will indicate, for each client participating in a transaction, the amount of securities allocated to or sold from the client, the date that the client acquired, liquidated or otherwise disposed of the position, and the price paid or received by the client each time.

Negotiation of Price and Other Terms

—
When making investments, HATTERAS may negotiate (i) the fees and expenses imposed by the manager of an underlying fund (“Portfolio Fund”) or (ii) the price of any privately-offered security issued by an operating company where it invests assets of a Fund and Other Accounts.  Although such negotiation for a Fund and the Other Accounts may be made contemporaneously, HATTERAS will engage in an independent negotiation for a Fund, and will not merely make “joint” or “parallel” negotiation or decision making for both a Fund and the Other Accounts.

—
HATTERAS may also enter into agreements with managers of Portfolio Funds where it invests relating to other terms on which assets will be placed by a Fund and Other Accounts with the managers pertaining to:  (1) employee benefit plan-related representations; (2) investor reporting; (3) voting limitations; (4) procedures for withdrawing assets from a manager and (5) other terms as HATTERAS deems appropriate.  HATTERAS will not negotiate terms other than prices with respect to investments in operating companies, except in accordance with SEC rules, regulations, exemptive relief or staff interpretations.

—
In situations where the manager’s fees and expenses or price are negotiated on behalf of a Fund and Other Accounts, in addition to complying with the provisions in Section I.A, HATTERAS will also comply with the conditions set forth in Annex A.  Furthermore, in these situations:  (1) HATTERAS (except as managing member or general partner) will not be an investor in the Other Accounts involved; and (2) when acting on their own behalf and not on behalf of their clients, the Hatteras Companies, and the officers, directors, partners, co-partners and employees of HATTERAS and the Hatteras Companies (and their spouses, dependents and entities controlled by them), in the aggregate, will be minority investors in each such Other Account.

Other Matters

—
In all cases, if any conflict-of-interest is present with respect to a commitment, investment, disposal and/or withdrawal of ownership rights in a Portfolio Fund or a company by a Fund, the Board of Managers of a Fund must be informed.  (For purposes of clarification, the matters covered by Section I.B are not subject to this Section I.C.)

—
If such a conflict-of-interest is present, the independent members of the Board of Managers of a Fund (the “Independent Managers”), or a committee thereof, will review the information provided, and consider:  (1) the approval of a Fund’s participation in the transaction, before or after the transaction; and (2) the approval of the exercise of ownership rights associated with the investment, before or after the transaction.

—
If consent or waiver is required for a Fund to take a particular action, or if a Fund’s consent or waiver is required for any Other Account to take action, with respect to their respective investments in a Portfolio Fund, no consent or waiver may be given without prior review of the Chief Compliance Officer of HATTERAS (the “CCO”).  These actions may relate, for example, to:  (1) a subscription or withdrawal in a Portfolio Fund; or (2) pursuit of legal or equitable remedies against the Portfolio Fund or its manager.

—
The current and future liquidity of each investment in a Portfolio Fund or company should be considered, before a subscription is made, in order to assess the likelihood that a Fund will be able to dispose of the investment under normal circumstances.  Any questions in this regard should be referred to the CCO.

Annex A

In situations where HATTERAS negotiates the fees and expenses imposed by the manager of a Portfolio Fund or a company where it invests, HATTERAS will comply with the following additional conditions:

A.
Policy and Procedures.  HATTERAS’s investment committee will follow a policy to make sure that these transactions are made in a manner that is fair and equitable to, and in the best interests of, a Fund and Other Accounts.  The investment committee will be responsible for developing written procedures designed to result in fair and equitable commitment, investment, disposal and/or withdrawal in the Portfolio Funds or companies.  Such procedures follow the investment objectives, needs and constraints of a Fund and Other Accounts.

B.	ADV Disclosure. Such procedures will be described in HATTERAS's Form ADV and separately to participating advisory clients, including a Fund.

C.
Allocation Statements.  The investment committee will follow the procedures aforesaid to produce written (on paper or electronically) allocation statements for each proposed transaction (“Allocation Statements”), which will be prepared before or at the time that HATTERAS indicates to a Portfolio Fund or company its interest in engaging in a transaction.

D.
Contents of Allocation Statement.  The Allocation Statement will describe specifically how investments in a Portfolio Fund or company or proceeds from a disposal and/or withdrawal of such investments will be allocated among participants.  If there is a sufficient amount of interests in a Portfolio Fund, in the case of a subscription, or proceeds, in the case of a disposal or withdrawal, to satisfy all participants, the securities or proceeds will be allocated among the participants in accordance with the Allocation Statement.  If there is an insufficient amount of interests in a Portfolio Fund or company, or disposal or withdrawal proceeds, to satisfy all participants, the securities or proceeds will be allocated pro rata based on the allocation that each participant would have received if there was a sufficient amount of securities or proceeds and they were allocated according to the Allocation Statement.

E.
Changes in Allocations.  A transaction may be allocated on a basis different from that specified in the Allocation Statement if all participants receive fair and equitable treatment, and the reason for the deviation is recorded in writing (on paper or electronically) promptly and approved by a member of the investment committee in writing (on paper or electronically) at or prior to settlement.

F.
Annual Review.  HATTERAS will review the procedures that it follows at least annually to ensure that they are adequate to prevent a Fund or any Other Account from being systematically disadvantaged as a result of the commitment, investment, disposal and/or withdrawal transactions.  If HATTERAS discovers that the procedures are not being followed or that the procedures do not have the intended results, it will take whatever corrective measures are necessary, including revising the procedures.

G.
Record Retention.  HATTERAS will maintain in an easily accessible place for a period not less than five years, the first two years in an appropriate office of HATTERAS or the office of the administrator of a Fund, written explanations of deviations from Allocation Statements, including written approvals of deviations by a member of the investment committee, and the Allocation Statements.

G.           Suitability

As a fiduciary, an investment adviser has an obligation to reasonably ensure that a particular investment is suitable for its clients.  The suitability determination focuses largely on whether an investment adviser has made reasonable inquiry into the financial condition, investment experience and investment objectives of its clients.

H.           Valuations

Hatteras has an obligation to accurately value the securities held by clients.  This process is critical for determining the net asset value of our Funds when new investors are admitted or existing investors redeem their interests, as well as for calculating our fees, including performance allocations.  Valuations are conducted in the manner prescribed in each Fund’s Prospectus, Offering Memorandum, and the Fund’s valuation policies and procedures as outlined in the compliance manual.

V.           INVESTOR RELATIONS

A.           Disclosures to Clients

1.           Delivery of Part II of Form ADV

(a)           Initial Delivery

In the spirit of full disclosure, when required, we provide each new investor in our Funds with a copy of the respective Investment Advisor’s Form ADV Part II.  When required, we provide each new investor with a copy of the respective Investment Advisor’s Form ADV Part II prior to the Fund’s closing.  The initial delivery is not required to be sent to investors in any Hatteras Funds that are registered under the Investment Company Act of 1940.

(b)           Annual Offer Requirement

Additionally, we make an annual written offer to deliver the appropriate Form ADV Part II to each Fund’s investors, and any actual delivery is made without charge.  Hatteras includes an annual written offer to deliver the Form ADV Part II (without charge) in the (Funds’) annual reports sent to the Funds’ limited partners. Alternatively, Hatteras may annually offer the Form ADV Part II in a separate mailing to all investors. The CCO has primary responsibility for retaining documentation regarding the delivery or offer to deliver Form ADV Part II. An annual offer to deliver Form ADV Part II is not required to be sent to investors in any Hatteras Funds that are registered under the Investment Company Act of 1940.

2.           Additional Investor Disclosures

We also must make certain additional disclosures to clients, which include the following:

(a)           Privacy

We must annually provide each natural person investor with a statement of our privacy policy regarding the protection of the confidentiality, integrity and security of the investor’s non-public information.  Attached, as Exhibit B, is a copy of the Privacy Policy.

(b)           Proxy Voting

We must provide investors with a description of our proxy voting policies and procedures and disclose that, upon request, we will (1) provide an investor with information about how we voted that investor’s proxies (or the proxies of the investor’s Fund) and (2) furnish a copy of our policies and procedures to the requesting investor.  The proxy voting disclosures are summarized in Hatteras’ Form ADV Part II.  Additional information about our proxy voting policies and procedures is contained in Exhibit F of this manual.

(c)           Code of Ethics

We must describe in Hatteras’ Form ADV Part II our code of ethics and state that the adviser will provide a copy of its code of ethics to any investor or prospective investor upon request.  A copy of our Code of Ethics is attached as Exhibit C.

(d)           Disciplinary and Financial Impairment Events

We must promptly disclose to investors (1) any financial condition that is reasonably likely to impair our ability to meet contractual commitments to investors or (2) any legal or disciplinary event that is material to an evaluation of our integrity or ability to meet contractual commitments to clients, including disciplinary events involving our management persons.  These types of disciplinary events generally include SRO, administrative, civil or criminal proceedings in which a person is found to have violated an investment-related rule or regulation.

B.           Investment Advisory Contracts

The Advisers Act contains provisions that regulate the contents of advisory contracts.  In addition, the SEC has interpreted the antifraud provisions of the Advisers Act as requiring or prohibiting certain clauses.  Based on these provisions and interpretations, advisory contracts:

—	Must contain a clause stating that an adviser cannot assign its advisory contract without the consent of its client (Advisers Act Section 205(a)(2));

—	Must not contain any condition, stipulation or provision binding a client to waive compliance with any provision of the Advisers Act or related rules (Advisers Act Section 215(a));

—	Must not contain hedge clauses that mislead an investor into believing that he or she has waived a right of action; and

—
Must not contain a clause calling for performance-based compensation unless certain conditions are met (Advisers Act Sections 205(a) and (b)).  (A more detailed description of performance fees is provided below.)

No advisory contract may be entered into by Hatteras unless the contract is first reviewed and approved by the CCO.

C.           Performance-Based Fees

The Advisers Act restricts performance fees by limiting the types of clients to whom a performance fee may be charged.  Performance fees, however, may be charged to several different types of clients, including:

—	Private investment funds excluded from the definition of an “investment company” under Section 3(c)(7) of the 1940 Act (Section 205(b)(4));

—	High net-worth individuals (i.e., individuals who have at least $750,000 in assets under management with the adviser or have a net worth of at least $1,500,000) (Advisers Act Rule 205-3);

—	“Qualified Purchasers” as defined under Section 2(a)(51)(A) of the 1940 Act (Advisers Act Rule 205-3);

—	An adviser’s knowledgeable employees (Advisers Act Rule 205-3); or

—	Employees securities companies based on applicable exemptive orders obtained from the SEC.

Hatteras may charge a performance fee to certain of its clients, defined as a Fund as disclosed in the appropriate Offering Memorandum or Prospectus.

D.           Compensation for Advisory Client Referrals

Referral Fees

Hatteras (pursuant to the requirements of Advisers Act Rule 206(4)-3) will not make referral payments to a Solicitor unless the fees are paid pursuant to a written agreement.

As discussed below, the CCO will be responsible for ensuring Hatteras’ compliance with Advisers Act Rule 206(4)-3.  Notwithstanding this fact, all employees should note the following general requirements:

•
The written agreement between Hatteras and the Solicitor must describe the solicitation activities to be engaged in and the compensation to be paid and contain an undertaking by the Solicitor to perform his duties in compliance with the instructions of Hatteras and the provisions of the Advisers Act.  The agreement must also require the Solicitor to provide each Advisory Client and Investor or prospective Advisory Client and Investor, at the time of any solicitation activities, with a copy of Hatteras' ADV Part II and a separate written disclosure statement describing the relationship and material terms of the agreement between the Solicitor and Hatteras;

•
The written disclosure document required to be delivered by the Solicitor must contain the following information:  (i) name of Solicitor; (ii) name of Hatteras; (iii) nature of relationships, including any affiliations, between Hatteras and the Solicitor; (iv) statement that the Solicitor will be compensated for his solicitation services and the terms of the compensation arrangement; and (v) whether the Advisory Client or Investor will pay a specific charge or a higher advisory fee because the Solicitor recommended Hatteras to the Advisory Client or Investor;

•
Hatteras must obtain from the Advisory Clients and Investors prior to, or at the time of, entering into an oral or written advisory contract, a signed and dated acknowledgment of receipt of Hatteras' Brochure and the Solicitor’s disclosure statement;

•	Hatteras must have a reasonable basis for believing that, the Solicitor has complied with the written agreement; and

•	The Solicitor who would receive a cash referral fee must not be a person who has been convicted of certain acts, or statutorily disqualified from associating with an investment adviser.

To the extent Hatteras engages any Solicitors, Hatteras is required to maintain copies: (i) of written agreements with Solicitors; (ii) Advisory Clients’ and Investors’ acknowledgments; and (iii) the written disclosure statements furnished by Solicitor to Hatteras' Advisory Clients and Investors.  As stated above, the CCO must approve all referral fee arrangements and will be responsible for ensuring compliance with this section of this Manual.

E.           Custody

Investment advisers with custody of client funds and securities must follow additional requirements under the Advisers Act.  When Hatteras acts as the general partner or managing member to a Fund, we are deemed to have custody of client assets1 and therefore must adhere to applicable custody requirements,2  including that we generally:

—	Maintain client assets with a qualified custodian;

—	Ensure that each of our Funds is audited annually;

—	Ensure that each investor in our Funds receives a copy of their Fund’s audited financial statements generally within 180 days of the end of the Fund’s fiscal year; and

—	Maintain additional books and records.

1.           Qualified Custodian

Generally, all Fund assets must be maintained with a “qualified custodian,” which includes banks and registered broker-dealers.  The qualified custodian generally must maintain each Fund’s assets in a separate account under that Fund’s name.  We must notify Fund investors of the name and address of their Fund’s qualified custodian, as well as the manner in which the assets are maintained, and we must promptly notify our investors of any changes to this information.  The CCO will ensure that we comply with these requirements.

1 An Adviser also may be deemed to have custody of client assets for a separately managed account if we (i) have actual possession of client funds or securities or (ii) have the ability to withdraw assets from a client’s account, including authorization to withdraw advisory fees directly from a client’s custodial account.

2 The Registered Funds are exempt from the following requirements.  Custody of the Registered Funds’ assets is governed by the Investment Company Act of 1940.

Qualified custodians may not be required for Fund assets that are “privately offered securities,” i.e., securities that are (1) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (2) uncertificated and for which ownership is recorded only on the books of the issuer or its transfer agent in the name of the investing Fund(s); and (3) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer.  However, to rely on this exception our Funds must undergo an annual audit and distribute their audited financial statements to investors, as described more fully below.  If Hatteras cannot meet those requirements, a qualified custodian also must be used for privately offered securities.

2.           Annual Fund Audits and Financial Statement Distribution

Registered investment advisers must ensure that qualified custodians are delivering quarterly statements to clients (or investors).  The quarterly account statement requirements may not apply to Hatteras, if the Funds managed by the respective adviser:

—	Are subject to at least an annual audit; and

—
Distribute their audited financial statements prepared in accordance with GAAP to all of their respective investors within 120 days of the end of their fiscal year, except that any fund of funds (including the Funds) must distribute its audited financial statements within 180 days of the Fund’s fiscal year.

The limited partnership agreements governing our Funds generally provide that annual audits will be conducted.  The CCO will be responsible for ensuring that the annual audits are completed.

(a)           Alternative Requirements.

If any Fund does not meet the audit and financial statement delivery requirement described above, we must arrange for quarterly account statements to be delivered directly to the Fund’s investors.3  Failure to comply with either the audit and financial statement delivery requirements or the quarterly account statement delivery requirements will subject Hatteras to a surprise annual examination by an independent public accountant to verify assets held in the Fund’s custody account(s).

We anticipate that the Funds will meet the audit and financial statement requirements.  If we have a reasonable belief that any fund will not meet these requirements, we will consider what actions should be taken including, without limitation, whether to arrange for outside auditors to the Funds to make the surprise annual examinations.  In instances of surprise annual examinations, the accountants must submit to the SEC a Form ADV-E certifying completion of the examination.

3 The SEC staff has stated that if a limited partnership (or limited liability company) does not meet the audit and financial statement delivery requirements and there is no way to maintain a privately offered security itself with a qualified custodian, an adviser can meet the qualified custodian requirement by keeping the originally signed subscription agreement (instead of the security itself) with a qualified custodian.

F.           Proxy Voting & Privacy Information

Hatteras has adopted and implemented policies and procedures on proxy voting and privacy.

1.           Proxy Voting

We will apply our proxy voting policies and procedures to votes cast with respect to publicly traded companies and, to the extent applicable, to analogous actions taken with respect to our investments in private companies.  The proxy voting policies and procedures are included as Exhibit F.

2.           Privacy and Information Security

Hatteras must provide their natural person clients with initial and annual notices regarding the adviser’s policies and procedures on the use of confidential client information.  Our policy is to not disclose information about our clients, whether or not they are natural persons.  Disclosures to third parties are made only as necessary to process transactions or when required or permitted by law, rule or regulation.  We will attach a notice of policies and procedures on confidentiality in each set of subscription documents.  In addition, an annual notification is provided to all limited partners.  The CCO has responsibility for ensuring that a copy of the notice is included in an annual delivery.  Our Privacy Notice is attached as Exhibit B.

G.           Anti-Money Laundering

We take seriously our commitment to combating money laundering activity.  Protecting Hatteras and the Funds from being inadvertently used by money launderers is the responsibility of every employee.  Any involvement in money laundering activity—even if inadvertent—could result in potential civil and criminal penalties for Hatteras, as well as possible forfeiture of assets.  Association with money laundering also could cause significant and long-term harm to Hatteras’ reputation.  No employee may facilitate or participate in any money laundering activity.  Any employee who suspects the possibility of money laundering activities involving Hatteras or the Funds should alert the CCO.  In addition, any employee with general questions regarding AML should contact the CCO.

Hatteras requires investors in the Funds to make AML representations, warranties and covenants in subscription agreements and other documentation.  We must also comply with certain OFAC laws and regulations and other anti-money laundering requirements.  Hatteras employees are expected to have a minimum level understanding of the “customer,” whether it is a prospective limited partner or a potential fund investment.

SECTION B:  POLICIES AND PROCEDURES RELATED
TO THE REGISTERED FUNDS

I.           SUPERVISION AND COMPLIANCE OVERSIGHT

A.           Administration of the Policies and Procedures

No less frequently than annually, a review of compliance with the procedures described in this manual is to be conducted.  The CCO or his or her designee will make changes to this manual to incorporate the results of those reviews, if necessary; to reflect changes to applicable requirements under the Advisers Act and related rules; and to reflect material changes to our business that may impact our policies and procedures.

B.           Role of Management

Hatteras has an affirmative duty to diligently supervise all employees and activities related to our business.  Hatteras’ supervisors are directly responsible for taking steps to enforce Hatteras’ policies and procedures which have been designed to prevent and detect violations of law.  Supervisors may face possible personal liability for failure to exercise reasonable oversight of the personnel subject to their supervision, including prosecution, civil fines and/or suspension from the industry.  Any questions regarding supervision should be directed to the CCO.

C.           SEC Filings and Reporting Requirements

1.           Filing of Form ADV Amendments

Hatteras must keep its Form ADV current, which means that we must make either prompt or periodic amendments depending on the nature of any changes.   Certain items on the Form ADV must be updated promptly, while other items must be updated promptly only if they are material.  Items that must be updated promptly regardless of whether they are material include, for example, our legal form of business organization, our custody arrangements and disciplinary events affecting Hatteras or our personnel.  Items that must be updated promptly include changes to our brokerage practices (i.e., soft dollar arrangements, principal and agency cross transactions, etc.), fees, ownership structure, and affiliations.

2.           Exchange Act Filings

Because of our investment activities, we may be required to make filings under the Exchange Act.  These requirements arise in connection with publicly traded, listed securities.  More specifically, we may need to file a Schedule 13D, Schedule 13G, Form 13F or Forms 3, 4 and 5, depending on factors such as the amount of our total investments in a single issuer, our intention for investing in an issuer and our total assets under management in light of, and aggregated with, securities held elsewhere by Hatteras.  In addition, filings may be triggered if an employee serves as a director on any board of a publicly held company or company that is about to become publicly held.  Accordingly, an employee must (1) obtain preapproval from the CCO before accepting any board position on a publicly held company and (2) notify the CCO if the employee sits on a board that is about to become publicly held.

When an investment is or becomes publicly traded, the CCO should be alerted as a Schedule 13D, Schedule 13G, Form 13F or Form 3 filing requirement may be triggered.

D.           Maintenance of Books and Records

As registered investment advisers, Hatteras must maintain a variety of specified books and records for designated periods of time.  The books and records must be maintained regardless of whether they were created in hardcopy or electronically, including e-mails, whether or not such emails are covered by the Advisers Act Rule 204-2 to the extent they relate to any advisory client or any business of Hatteras.   All records are maintained as set forth on the document retention chart attached to this manual as Exhibit G.

If Hatteras or its employees are aware of, or are otherwise subject to, pending or actual litigation or regulatory action (such as an inquiry by the SEC, other governmental agency or self-regulatory organization), the CCO must be promptly informed and, in accordance with Section E below, documents related to such litigation or regulatory action must be maintained until the CCO instructs otherwise.

E.           Regulatory and Other Legal Inquiries

The CCO will address all regulatory and other legal inquiries.  Regulatory inquiries could come from various federal agencies such as the SEC, the Federal Reserve Bank and the U.S. Attorney’s Office, as well as from state agencies, including state securities bureaus, state banking offices and other local authorities.  Inquiries could take the form of a letter, telephone call or personal visit.  Anyone who receives inquiries should refer these matters immediately to the CCO, and you should not discuss these matters or release documents or other material or reply without the permission of the CCO.

Similarly, you should bring all lawsuits involving Hatteras, any entities advised by Hatteras or you (if you are being sued in your capacity as our employee or as an employee of a prior employer) to the attention of the CCO.  You should notify the CCO promptly and at least by the time you receive service or another notification of a pending action.

F.           Business Continuity Planning and Disaster Recovery

Hatteras has adopted a business continuity and disaster recovery plan in the event of a prolonged business outage.  Hatteras has developed a program that addresses a prolonged business interruption involving the loss of human resources, systems, record, voice and data telecommunications, risk management, security, environmental concerns and interdependencies both within and outside Hatteras.  The Business Continuity Plan is attached as Exhibit D.

II.           COMPLIANCE WITH OBJECTIVES AND RESTRICTIONS

A.           Compliance Oversight

The investment objectives, policies and restrictions of each Registered Fund are disclosed in the confidential memorandum and statement of additional information (“SAI”) which are part of its registration statement.  Hatteras is responsible for ensuring that each Registered Fund’s investments comply with the Registered Fund’s stated investment objectives, policies and restrictions as disclosed in the confidential memorandum and SAI and applicable regulatory requirements.  Hatteras provides quarterly investment reports to the Board regarding the Registered Funds, as well as reports on compliance and applicable regulatory requirements.

B.           Leverage Limitations and Borrowing Policies

Borrowings (other than temporary borrowings of less than 5% of the Fund’s assets) will be subject to a 300% asset coverage requirement under the 1940 Act.

Hatteras is responsible for ensuring the Registered Funds’ compliance with borrowing restrictions and requirements and reporting on leverage usage in reports to the Board.

III.           SEC FILINGS AND REPORTING REQUIREMENTS

Hatteras is responsible for ensuring that the Registered Funds comply with various filing requirements with the SEC.

A.           Form N-CSR – Financial Statements and Member Reports

Rule 30b2-1 under the 1940 Act requires each Registered Fund to file with the SEC a report on Form N-CSR no later than 10 days after the Registered Fund’s annual and semi-annual reports are transmitted to Members.  Such reports must be transmitted to Members within 60 days following the fiscal year, in the case of the annual report, or the second quarter, in the case of the semi-annual report (Rule 30e-1).

Hatteras is responsible for ensuring the Registered Fund’s Form N-CSR is timely prepared and filed in accordance with the Registered Fund’s Disclosure Controls and Procedures.

B.           Form N-SAR – Reporting of Registered Fund Information to SEC

Rule 30b1-1 under the 1940 Act requires each Registered Fund to file with the SEC a semi-annual report on Form N-SAR not more than 60 days after the end of the Registered Fund’s fiscal year and second calendar quarter.

Hatteras is responsible for ensuring the Registered Fund’s Form N-SAR is timely prepared and filed.

C.           Form N-PX – Disclosure of Proxy Voting Record

Rule 30b1-4 under the 1940 Act requires each Registered Fund to file an annual report on Form N-PX no later than November 31st of each year, containing each Registered Fund’s proxy voting record for the most recent 12-month period ended June 30th.

Hatteras is responsible for ensuring the Registered Fund’s proxy voting record on Form N-PX is timely prepared and filed.

D.           Form N-Q – Disclosure of Portfolio Holdings (1st and 3rd Quarters)

Rule 30b1-5 under the 1940 Act requires each Registered Fund to file a quarterly report on Form N Q, including each Registered Fund’s complete schedule of portfolio investments, not more than 60 days after the close of the first and third quarters of its fiscal year.  Form N-Q must be certified by the Registered Fund’s certifying officer.

Hatteras is responsible for ensuring each Registered Fund’s quarterly report on Form N-Q is timely prepared and filed.

IV.           FINANCIAL STATEMENT CERTIFICATION

Hatteras is responsible for ensuring each fund’s annual and semi-annual reports to Members is timely prepared and filed in accordance with the Registered Fund’s disclosure controls and procedures.  As necessary, Hatteras personnel will provide sub-certifications on financial information provided to the Registered Fund.

A.           Disclosure Controls and Procedures

Rule 30a-3 under the 1940 Act requires each Registered Fund to maintain disclosure controls and procedures.  Rule 30a-3 defines disclosure controls and procedures as controls and other procedures that are designed to ensure that information required to be disclosed by the Registered Fund on Form N-CSR and Form N-Q is:

—	recorded, processed, summarized and reported within the required time periods, (i.e., Form N-CSR is accurately completed and filed on time); and

—
accumulated and communicated to management, including the Registered Funds’ principal executive officer and principal financial officers, or persons performing similar functions (“certifying officers”), as appropriate to allow timely decisions regarding required disclosure (i.e., the disclosure process provides certifying officers with the information they need to make a fully-informed certification).

Rule 30a-3 also requires that the Registered Funds’ management evaluate, with the participation of the certifying officers, the effectiveness of the Registered Fund’s disclosure controls and procedures within the 90-day period prior to the filing of each report on Form N-CSR.

B.           Internal Control Over Financial Reporting

Rule 30a-3 under the 1940 Act requires each Registered Fund to maintain internal control over financial reporting.  Internal control over financial reporting is a process designed by, or under the supervision of, the certifying officers, and effected by the Board, to provide reasonable assurance regarding the reliability of each Registered Fund’s financial reporting and the preparation of financial statements for external purposes in accordance with Generally Accepted Accounting Principles (“GAAP”).  It includes policies and procedures that:

—	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of each Registered Fund’s assets;

—
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that each Registered Fund’s receipts and expenditures are being made only in accordance with the authorization of management and the Board;

—
Provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of each Registered Fund’s assets that could have a material effect on each Registered Fund’s financial statements.

C.           Member Reports

Rule 30e-1 under the 1940 Act requires each Registered Fund to transmit to Members of record, at least semiannually, a report containing the information required to be included in annual and semi-annual member reports.  Annual and semi-annual member report requirements are set forth in Form N-2, a registration statement form for investment companies under the 1940 Act.  The member report must be sent within 60 days after the close of the period for which the report is made.

V.           PROCEDURES FOR AFFILIATE IDENTIFICATION

A.           Hatteras Affiliates

On at least an annual basis, and as may be necessary from time to time, Hatteras will identify and provide to the Registered Funds an updated list of their affiliates.

The CCO will maintain an updated list of the Registered Funds’ first-tier and second-tier affiliates (as defined in the 1940 Act).  In addition, the CCO or his or her designee will monitor the Registered Funds’ portfolio transactions to ensure that (1) Hatteras does not cause the Registered Funds to engage in impermissible transactions with affiliates, and (2) permissible affiliated transactions are reported to the Board in accordance with applicable requirements.

In order to ensure that no Registered Fund becomes an affiliate of a portfolio entity pursuant to the definition of “affiliated person” in Section 2(a)(3) of the 1940 Act, no Registered Fund may own five percent or more of the voting securities of a portfolio entity.  In addition, the aggregate ownership of all “first-tier affiliates” of the Registered Funds and the Registered Funds cannot amount to 25% or more of the voting securities of a portfolio entity.  Hatteras will perform tests prior to every investment by a Registered Fund in order to ensure that no Registered Fund becomes an affiliate of a portfolio entity.

B.           Director and Officer Questionnaire

Each year, Hatteras ensures Director and Officers Questionnaires (“Questionnaire”) are completed (i) to determine whether the Registered Fund Director (Board members) continue to qualify for service on the Board and whether current Independent Directors may continue to serve as Independent Directors and (ii) to provide the Registered Funds with the information necessary to comply with various rules and disclosure requirements in each Registered Fund’s registration statement and annual reports to members.  A Questionnaire is also circulated if a Registered Fund holds an investor or Partner meeting in order to assure that the information to be disclosed in the proxy statement is accurate and up to date.  In addition, potential nominees to the Board are asked to complete a Questionnaire to determine initially whether the nominee may serve as an Independent Director.

The questions in the Questionnaire are each based on a specific regulatory standard.  Fund Counsel may be asked to update the Questionnaire as necessary to incorporate new regulatory requirements.

VI.           MAINTENANCE OF BOOKS AND RECORDS

The Registered Funds’ records are maintained and preserved by Hatteras and the Registered Funds’ Administrator.

Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 require the Registered Funds and Hatteras to maintain and preserve the books and other documents that constitute the basis of the Registered Funds’ financial statements.  Rule 31a-1 requires the Registered Funds maintain and keep current:

—
journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities, all receipts and deliveries of securities, all receipts and disbursements of cash and all debits and credits;

—	general and auxiliary ledgers reflecting all asset, liability, reserve, capital income and expense accounts;

—
a securities record or ledger reflecting separately for each portfolio security, as applicable:  as of the trade date, all “long” and “short” positions carried by a Registered Fund for its own account and showing the location of all securities long and the off-setting position to all securities short;

—	specified corporate documents (including the Registered Funds’ organization documents and Board meeting minutes);

—	a record of each brokerage order given by or on behalf of each Registered Fund for, or in connection with the purchase or sale of securities and all other portfolio purchases and sales;

—	a record of all puts, calls, spreads, straddles and other options in which a Registered Fund has a direct or indirect interest or which a Registered Fund has granted or guaranteed;

—	a record of the proof of money balances in all ledger accounts in the form of trial balances;

—
a record for each fiscal quarter, showing the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchases or sales among named persons were made during the quarter;

—	a record identifying the person, committee or group authorizing the purchase or sale of portfolio securities; and

—	files of advisory material received from Hatteras.

In addition, the Registered Funds must maintain records of Registered Fund advertisements, the initial determination that a Manager is an Independent Manager, and the determination that counsel to the Independent Managers, if any, is independent.  Records are also maintained in connection with the implementation of other policies and procedures, including the Registered Funds’ Code of Ethics and this Compliance Manual.

As a matter of policy, the Registered Funds maintain and preserve the Registered Funds’ records in an appropriate, current, accurate and well-organized manner in compliance with applicable securities law requirements.  The Registered Funds’ records are maintained and preserved by Hatteras and the Administrator.

The CCO has the overall responsibility for the implementation and monitoring of the Registered Funds’ books and records policy, practices, disclosures and recordkeeping for the firm.

In accordance with the requirements of Rule 31a-2 under the 1940 Act, the Registered Funds is required to preserve:

—
permanently, the first two years in an easily accessible place, all journals, general and auxiliary ledgers, all securities records or ledgers reflecting “long” and “short” positions, and all records of brokerage orders; and

—
for six years, the first two years in an easily accessible place, all other financial and operational records, Registered Fund advertisements, records of the Board’s initial determination that a Trustee is an Independent Trustee and the Board’s determination that counsel to the Independent Trustees is independent.

In addition, as a matter of policy, the Registered Funds maintain all Organizational Documents and related records at its principal office.  The Registered Funds’ Organizational Documents will be maintained for the life of the Registered Funds in a secure manner and location and for an additional three years after the termination of the Registered Funds.

VII.           OVERSIGHT OF THIRD PARTY SERVICE PROVIDERS

A.           Administrator

UMB Fund Services, Inc. serves as the Registered Funds’ administrator (“Administrator”) pursuant to an Administration Agreement between the advisor to the Registered Funds and the Administrator.

Under the Administration Agreement, the Administrator has agreed to assist in supervising aspects of the operations of the Registered Funds other than those performed by other service providers under their agreements with the Registered Funds, including providing office space, equipment and clerical personnel for managing and administering the affairs of each Registered Fund.  The Administrator also provides or supervises the provision of custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services and provides other management and administrative services.

Hatteras will oversee the performance of the service providers and reconcile, as may be appropriate, records of the Administrator with its records.  On an annual basis, the Registered Funds’ service providers will provide to the CCO a written certification that:

—	the Registered Funds’ policies and procedures have been complied with;

—	the Registered Funds’ policies and procedures continue to be effective and appropriate;

—	any changes in the policies and procedures have been brought to the attention of the CCO and are appropriately reflected in the Registered Funds’ records; and

—	any violation of the Registered Funds’ policies and procedures has been brought to the attention of the CCO.

The CCO will maintain a current list of all service providers and a file of service provider certifications.  In the event that a service provider declines to provide a certification to the CCO, the CCO will consult with the Registered Fund Counsel, inform the Board, as appropriate, and take any necessary remedial action.

VIII.                      OVERSIGHT AND PREVENTION OF AFFILIATED TRANSACTIONS

A.           Rule 17e-1

Section 17(e)(2) of the 1940 Act makes it unlawful for any broker-dealer affiliated with an investment company from charging more than “the usual and customary broker’s commission.”  Rule 17e-1 under the 1940 Act sets forth guidelines as to what level of commissions does not exceed the “usual and customary” standard.

To the extent that a Registered Fund incurs affiliated brokerage expenses, Hatteras is responsible for ensuring the Registered Funds’ compliance with Rule 17e-1 and reporting on such compliance in quarterly reports to the Board.  The Administrator shall forward such reports to the CCO in advance of each Board meeting.

IX.           FIDELITY BOND

A.           Rule 17g-1

Rule 17g-1 under the 1940 Act requires each Registered Fund to maintain a fidelity bond (which may be a separate or joint fidelity bond for the Registered Funds) to protect against larceny and embezzlement by officers and employees.  The fidelity bond must meet certain requirements as to form and amount as required by Rule 17g-1 and must be approved each Registered Fund’s Board of Directors annually.

B.           SEC Filing

Each Registered Fund must file within ten days of receipt a copy of the bond, the board resolutions evidencing its approval and, if it is a joint bond, certain additional documentation.

Exhibit A

Registered Investment Companies

Adviser Name	SEC 1940 Act File Number
Hatteras Master Fund, L.P.	811-21666
Hatteras Multi-Strategy Fund, L.P.	811-21685
Hatteras Multi-Strategy TEI Fund, L.P.	811-21665
Hatteras Multi-Strategy Institutional Fund, LP	811-21986
Hatteras Multi-Strategy TEI Institutional Fund, LP	811-21985
Hatteras Global Private Equity Partners Institutional, LLC	811-22257
Hatteras VC Co-Investment Fund II, LLC	811-22251
Hatteras 1099 Advantage Fund	811-22285
Hatteras 1099 Advantage Institutional Fund	811-22284

A-1

Exhibit B

DISCLOSURE OF ADVISORY CLIENTS’ AND INVESTORS’ NON-PUBLIC
PERSONAL INFORMATION

A.           Privacy Policy.

The following is our privacy policy and notice that we provide to Advisory Clients and Investors:

Privacy Policy
Hatteras recognizes that its clients have an expectation that Hatteras and its affiliates will maintain the confidentiality of its clients' nonpublic personal information. Keeping your information confidential and secure is an important part of our responsibility to you and we take this responsibility very seriously. As such, we provide you with options about how your information may be shared within Hatteras and with others as required or permitted by law -- including those who may work with us to better serve your needs.

What Type of Personal Information Will Hatteras Collect or Receive?

Generally, Hatteras does not collect any non-public personal information about you, although certain non-public personal information about you may become available to Hatteras from various sources, including:

•
Information we may receive from you, such as your name, address and phone number, your social security number and your assets, income, other household information and any other information you may provide to Hatteras;

•	Information about your transactions with Hatteras, our affiliates, or others, such as your account balances, transaction history, and claims you make; and

•	Information from visitors to our website provided through online forms, site visitorship data, and online information collecting devices known as “cookies.”

How Will Hatteras Use This Information?

Hatteras does not sell lists of client information, however we reserve the right to disclose the non-public personal information  No personal information, regardless of the source, regarding any customer or consumer, may be disclosed except as follows:

•	Non-affiliated third parties that provide services necessary to effect, administer or enforce a transaction that you request or authorize.

•	Credit bureaus or similar reporting agencies.

•	Law enforcement officers and governmental agencies and courts as required by a subpoena, court order or law.

•
Non-affiliated third parties with whom Hatteras has a contractual agreement to jointly offer, endorse, market or sponsor a financial product or service; and/or to service and maintain customer accounts including effectuating a transaction.

•	Other non-affiliated financial institutions with whom we have agreements.

•	Others to the extent permitted or required by law.

If you access Hatteras’ products or services through another financial intermediary, your intermediary’s policy will govern how it uses your personal information.

Your Right To Opt Out

You may direct Hatteras not to make disclosures to non-affiliated third parties, except as permitted or required by law. Those wishing to opt out of disclosures to non-affiliated third parties may call the following number: 1-866-388-6292.

How We Keep Your Information Secure and Confidential

Hatteras restricts your personal and account information to those individuals who need to know that information to service your account. Hatteras also maintains physical, electronic and procedural safeguards to protect your information.

Disposal of Your Information Derived from a Consumer Report

In the unlikely event Hatteras obtains non-public consumer report information (as that term is defined in Regulation S-P) about you and Hatteras no longer needs such information, Hatteras will dispose of such information as follows: If such information is in paper form, Hatteras will shred any papers containing such information so that such information may not be practicably read or reconstructed. If such information is in electronic form, Hatteras will permanently erase such information from the electronic device holding such information such that it can no longer be practicably read or reconstructed.

Notifications

As required by federal law, we will notify you of our privacy policy annually. We reserve the right to modify this policy at any time, but rest assured that if we do change it, we will inform you promptly. If you have any questions, please feel free to call us at 1-866-388-6292 or visit our website at www.hatterasfunds.com.

This notice applies to the following Hatteras entities and affiliates:

Hatteras Investment Partners, LLC

Hatteras Investment Management, LLC
Hatteras Capital Investment Management, LLC
Hatteras Capital Investment Partners, LLC
Hatteras Capital Distributors, LLC
Hatteras Multi-Strategy Funds
Hatteras Late Stage VC Funds
Hatteras Global Private Equity Partners Funds
Hatteras 1099 Advantage Funds

Last Updated: March 2009

B.           Procedures for Compliance with Privacy Policy.

In order to generally ensure Non Public Personal Information about Advisory Clients and Investors is safeguarded, Hatteras has also adopted the following internal procedures:

(1)	Access to Advisory Clients’ and Investors’ Non-Public Personal Information is restricted to an identified group of Access Persons* (please see page B-3) and service providers.

(2)	hard-copies of Advisory Clients’ and Investors’ Non-Public Personal Information are kept in locked file cabinets or in a locked file room;

(3)
access to electronic-based Advisory Clients’ and Investors’ Non-Public Personal Information is restricted (through passwords or similar securitization) to the identified group of Access Persons under (1) above.

C.           Delivery of Privacy Notice.

(1)
Initial Privacy Notice.  Hatteras will provide a copy of its Privacy Policy to each new Advisory Client at the time that Hatteras and the Advisory Client enter into a continuing relationship.  Hatteras will provide its Privacy Policy to each new Investor.  The Chief Compliance Officer is responsible for ensuring that each new Advisory Client and Investor receives a copy of the Privacy Policy in compliance with the requirements of Regulation S-P.

(2)
Annual Privacy Notice.  Annually, Hatteras will provide each Investor and each Advisory Client with a copy of its Privacy Policy.  The Chief Compliance Officer is responsible for ensuring that each Advisory Client and Investor receives a copy of the Privacy Policy at least once in any period of 12 consecutive months during which the client relationship exists to the extent required by Regulation S-P

*An “Access Person” means any Supervised Person of Hatteras who:  (1) has access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public.  For these purposes, all directors, officers and partners of Hatteras are considered to be Access Persons.   An Access Person also means; (1) each employee of Hatteras (and any director, officer, general partner or employee of any company in a control relationship to Hatteras) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Hatteras who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

Exhibit C

CODE OF ETHICS

I.           INTRODUCTION

A.           High ethical standards are essential for the success of Hatteras Investment Partners, LLC, (“HIP”) Hatteras Capital Investment Management, LLC (“HCIM”) and Hatteras Capital Distributors, LLC (“HCD” and collectively with HIP and HCIM herein referred to as “Hatteras”) and to maintain the confidence of Investors.  Hatteras is of the view that its long-term business interests are best served by adherence to the principle that Clients' interests come first.  Hatteras has a fiduciary duty to its Clients that requires Access Persons to act solely for the benefit of Hatteras’ Clients.  Potential conflicts of interest may arise in connection with the personal trading activities of Access Persons.  In recognition of Hatteras' fiduciary obligations to its Clients and Hatteras’ desire to maintain its high ethical standards, Hatteras has adopted this Code of Ethics containing provisions designed to prevent improper personal trading by Access Persons, identify conflicts of interest and provide a means to resolve any actual or potential conflict in favor of the Client.

One goal is to allow Hatteras’ Access Persons to engage in personal securities transactions while protecting its Clients, Hatteras and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests.  While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for Access Persons of Hatteras.  If there is any doubt as to the propriety of any activity, Access Persons should consult with the Chief Compliance Officer.  The Chief Compliance Officer may rely upon the advice of legal counsel or outside compliance consultants.

B.           Legal Requirements.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any affiliated person (as defined in the 1940 Act) of Hatteras in connection with the purchase or sale by such person of a security “held or to be acquired” by Hatteras’ registered investment company clients (each a “Fund,” and collectively, the “Funds”):

(1)	To employ any device, scheme or artifice to defraud the Funds;

(2)
To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

(4)	To engage in any manipulative practice with respect to the Funds.

Similarly, Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”, provides that it is unlawful for any investment adviser, directly or indirectly:

(5)	To employ any device, scheme or artifice to defraud any client or prospective client;

(6)	To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

(7)	To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Advisers Act requires Hatteras to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) or rules or regulations thereunder of material, non-public information by Hatteras or any person associated with the Hatteras.  Pursuant to Section 204A, the Securities and Exchange Commission (the “Commission”) has adopted Rule 204A-1 which requires Hatteras to maintain and enforce a written code of ethics.

C.           Purpose of the Code of Ethics.

It is the policy of Hatteras that Hatteras and its Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act or Sections 204A and 206 of the Advisers Act.  No Supervised Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, a Fund, any other investment advisory client of Hatteras, or an issuer of any security owned by a Fund or other investment advisory client of Hatteras.  In addition, Hatteras expects that its Access Persons will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of Hatteras’ clients first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility, and (3) the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions.

D.           Definitions.

(1)
An “Access Person” means any Supervised Person of Hatteras who:  (1) has access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public.  For these purposes, all directors, officers and partners of HIP and HCIM are considered to be Access Persons.   An Access Person also means; (1) each employee of Hatteras (and any director, officer, general partner or employee of any company in a control relationship to Hatteras) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Hatteras who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

(2)	“Fund” means a company registered as such under the 1940 Act, or any series thereof, for which Hatteras is the investment adviser or sub-adviser.

(3)
An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

(4)
A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

(5)
“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

(6)
“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Hatteras or other person who provides investment advice on behalf of Hatteras and is subject to the supervision and control of Hatteras.

(7)
“Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

II.           APPLICABILITY OF CODE OF ETHICS

A.           Personal Accounts of Access Persons.  This Code of Ethics applies to all Personal Accounts of all Access Persons.  A Personal Account includes any account in which the securities are held for the Access Person’s direct or indirect beneficial ownership, which includes, an account maintained by or for:

(1)	Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(2)	Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(3)
Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(4)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(5)
Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Code of Ethics each Access Person will be required to provide a comprehensive list of all Personal Accounts to the Chief Compliance Officer.

B.           Access Person as Trustee.  A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(1)
Personal Accounts of Other Access Persons.  A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account.  The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(2)
Solicitors/Consultants.  Non-employee Solicitors or Consultants are not subject to this Code of Ethics unless the Solicitor/Consultant, as part of his duties on behalf of Hatteras, (i) makes or participates in the making of investment recommendations for Hatteras’ clients, or (ii) obtains information on recommended investments for Hatteras’ Advisory Clients.

(3)	Client Accounts. A client account includes any account managed by Hatteras that is not a Personal Account.

III.           RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.           General.  It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes Securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws.  Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Section.

B.           Pre-Clearance of Transactions in Personal Account Involving Private Placements and Investment Opportunities of Limited Availability.  An Access Person must obtain the prior written approval of the Chief Compliance Officer before engaging in the following transactions in his or her Personal Account:

(i)	direct or indirect acquisition of beneficial ownership in a security in an Initial Public Offering;

(ii)	direct or indirect acquisition of beneficial ownership in a security in a Limited Offering; and

(iii)	direct or indirect purchase or sale of any security that may be purchased or sold by an Advisory Client or Fund.

A request for pre-clearance must be made by completing the Pre-clearance Form in advance of the contemplated transaction.  A Sample Pre-clearance Form is attached as EXHIBIT 1.  Any approval given under this paragraph will remain in effect for 2 days (48 hours).

IV.           REPORTING REQUIREMENTS

A.           All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section V below) the following reports:

1.
Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

(a)
Must disclose all of the Access Person’s current securities holdings with the following content for each reportable security (as defined in IV.B. below) that the Access Person has any direct or indirect beneficial ownership:

(1)           title and type of reportable security;

(2)           ticker symbol or CUSIP number (as applicable);

(3)           number of shares;

(4)           principal amount of each reportable security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(c)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(d)	The date upon which the report was submitted.

(e)	Access Persons should use the form of Initial Holdings Report contained in Exhibit 2 to this Code of Ethics.

2.           Annual Holdings Report – Subject to the applicable provisions of Section V below, Access Persons must also provide Annual Holdings Reports of all current reportable securities holdings at least once during each 12 month period (the “Annual Holding Certification Date”).  For purposes of this Code, the Annual Holdings Certification Date is 12/31/XXXX.  From a content perspective, such Annual Holdings Reports must comply with the requirements of Section IV.A.(1)(a), (b), (c) and (d) above.  Access Persons should use the form of Annual Holdings Report contained in Exhibit 3.

3.           Quarterly Transaction Reports – Subject to the applicable provisions of Section V below, Access Persons must also provide quarterly securities transaction reports for each transaction in a reportable security (as defined in Section IV.B. below) that the Access Person has any direct or indirect beneficial ownership.  Such quarterly transaction reports must meet the following requirements:

(a)           Content Requirements– Quarterly transaction report must include:

(i)	date of transaction;

(ii)	title of reportable security;

(iii)	ticker symbol or CUSIP number of reportable security (as applicable);

(iv)	interest rate or maturity date (if applicable);

(v)	number of shares;

(vi)	principal amount of reportable security;

(vii)	nature of transaction (i.e., purchase or sale);

(viii)	price of reportable security at which the transaction was effected;

(ix)	the name of broker, dealer or bank through which the transaction was effected;

(x)	the date upon which the Access Person submitted the report.

(b)	Timing Requirements – Subject to Section IV.C., Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

(c)	Access Persons should use the form of quarterly transaction report provided in Exhibit 4 to this Code of Ethics.

B.           Definition of Reportable Security – For purposes of the reporting requirements, a reportable security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act, EXCEPT that it does NOT include:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market funds;

4.
Shares issued by registered open-end funds; provided that such funds are NOT advised by Hatteras or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Hatteras;

5.
Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Hatteras or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Hatteras.

V.	EXCEPTIONS FROM PROVISIONS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the reporting requirements of Section IV of this Code.  All other requirements will continue to apply to any holding or transactions exempted from reporting pursuant to this Section.  Accordingly, the following will be exempt only from the reporting requirements of Section IV:

A.           No Initial, Annual or Quarterly Transaction is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

B.           Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

C.           Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter.  This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

1.	Access Persons that would like to avail themselves of the exemption, should:

(a)	Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transaction Review Reports set forth; and

(b)	Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

(i)	name of institution;

(ii)	address of institution;

(iii)	name of contact at institution;

(iv)	identification numbers for personal accounts held at institution.

(v)	name of personal accounts held at institution.

VI.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In addition to other provisions of this Code of Ethics and Hatteras’ Compliance Manual, Access Persons should note that Hatteras has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients.  As such, Access Persons generally should not share such information outside of Hatteras.  Notwithstanding the foregoing, Access Persons and Hatteras may provide such information to persons or entities providing services to Hatteras, Advisory Client or the Funds where such information is required to effectively provide the services in question.  Examples of such are:

(i)	brokers;

(ii)	accountants or accounting support service firms;

(iii)	custodians;

(iv)	transfer agents;

(v)	bankers; and

(vi)	lawyers.

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Hatteras, please see the Chief Compliance Officer.

VII.           OVERSIGHT OF CODE OF ETHICS

A.           Reporting.  Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics, must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Hatteras.

B.           Review of Transactions.  The Chief Compliance Officer shall review the Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports required to be made by Access Persons.  Each Access Person's transactions in his/her Personal Accounts may be reviewed on a regular basis and compared to transactions entered into by Hatteras for Advisory Clients.  Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Hatteras.

C.           Sanctions.  The executive management of Hatteras, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law.  These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Hatteras, or criminal or civil penalties.

D.           Hatteras shall maintain and enforce this Code and shall forward to the Funds’ administrator and the Funds’ counsel copies of this Code and all future amendments and modifications thereto.  The Boards of Directors of the Funds, including a majority of the directors who are not “interested persons” of the Funds (as defined in the 1940 Act), shall approve this Code of Ethics and any material amendments to this Code of Ethics.  Such approval must be based on a determination that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons of Hatteras from engaging in any conduct prohibited under this Code of Ethics and under Rule 17j-1 under the 1940 Act.  Furthermore, any material changes to this Code of Ethics will be approved by the Boards of Directors of the Funds no later than six months after such change.  Before approving any material amendments to this Code of Ethics, the Boards of Directors of the Funds must receive a certification from Hatteras that it has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

E.           At each quarterly Boards of Directors’ meeting the Chief Compliance Officer of Hatteras, on behalf of Hatteras, shall provide a written report to the Funds’ Boards of Directors stating:

(a)	reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

(b)	all disciplinary actions taken in response to such violations.

F.           At least once a year, the Chief Compliance Officer of Hatteras shall provide to the Boards of Directors of the Funds with respect to both this Code of Ethics and the code of ethics of Funds, a written report which contains: (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under such codes since the last report, including but not limited to, information about material violations of such codes and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating their respective codes.  The Boards of Directors of the Funds shall consider such written reports not less frequently than annually.

VIII.                      CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

A.           Certification.  Hatteras will provide each Supervised Person with a copy of this Code of Ethics and any amendments.  Each Supervised Person will be required to certify annually that he or she has received, read and understood this Code of Ethics, and will abide by it.  Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code.  A form of such certification is attached hereto as Exhibit 5.

EXHIBIT 1

PRE-CLEARANCE FORM FOR CERTAIN TRANSACTIONS
IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions involving Initial Public Offerings, Limited Offerings and securities that may be purchased or sold by an Advisory Client or Fund as set forth in Hatteras’ Code of Ethics.  Access Persons should complete Sections (1), (2), (3), (4) and (5) below and submit this pre-clearance form to the Compliance Officer.  Section (6) will be completed by the Compliance Officer.

(1)           Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is:  (check all that apply – more than one may apply):

____                      an IPO

____	a Limited Offering (i.e., private placement, restricted stock, etc.)

____                      a security that may be purchased or sold by an Advisory Client or Fund.

(2)           Investment and Transaction Information for Hedge Fund Investments

Date of Transaction:

Name of Private Investment Entity:

Jurisdiction:

Transaction:
Initial Purchase
Additional Purchase
Redemption/Withdrawal
Amount of Transactions: USD$ ______________(or number of shares, units, interests, etc.)

(3)           Investment Information for Non-Hedge Fund Investments

Investment Type (please circle):
Cmn _____ Pfd _____ Debt (indicate issue) _____
Derivative (indicate type) ________
______ Private/Restricted
Issuer: ________________________

(4)           Transaction Information for Non-Hedge Fund Investments

Transaction Type (please circle):                                                                           Buy                      Sell
Estimated Trade Date:
Quantity:
Estimated Price:
Broker/Dealer (if any):

(5)           Conflict of Interest Information

Access Persons should provide any factors that they believe may be relevant to a conflict of interest analysis (if any):

(6)           Evaluation of Advisory Client Conflicts

The investment is not currently held by or under consideration for purchase or disposition by any Fund.

Initials of Access Person _____                                                                           Date

If the above listed investment is not currently held by or under consideration for any Fund and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Funds.
____                      Investment is too risky
____                      Fund is already exposed to industry
____                      Investment by the Fund would cause it to exceed its investment policies
____	Insufficient available or unfavorable information about the issuer or investment fund
____	Investment is outside of the Fund's permitted policies (e.g., not a private investment fund)
____                      Other: __________________________________

Initials of Access Person _____                                                                           Date

(7)           Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information and is consistent with Hatteras’ Code of Ethics.  I understand that pre-clearance will only be in effect for 2 days (48 hours) from the date of the Compliance Officer's signature.

_________________________________
Access Person’s Name (please print)
_________________________________                                                        ____________________
Access Person’s Signature                                                                                     Date

(8)           Disposition of Pre-Clearance Request

Approved
Denied

_______________________                                            _________________
Compliance Officer                                                                Date

EXHIBIT 2

HATTERAS INITIAL HOLDINGS REPORT
FOR
ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

In connection with my new status as an Access Person at Hatteras, the following sets forth all of my holdings in reportable securities (as defined in Section IV.B. of Hatteras’ Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras’ Code of Ethics).

Title and Type of Security (Common Stock, Bond, etc.)	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Interest Rate or Maturity Date (if applicable)	Principal Amount of Reportable Security	Broker/Dealer Or Bank Where Securities Are Held

OR

____	No holdings in reportable securities (as defined in Section IV.B. of Hatteras’ Code of Ethics)

The undersigned Access Person certifies that all information contained in this is true and correct as of ___________________ ___, 200_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

__________________________
Compliance Review Signature

EXHIBIT 3

HATTERAS ANNUAL HOLDINGS REPORT
FOR
ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of my holdings in reportable securities (as defined in Section IV.B of Hatteras’ Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras’ Code of Ethics) as of [________________] (the “Annual Holdings Certification Date”).

Title and Type of Security (Common Stock, Bond, etc.)	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Interest Rate or Maturity Date (if applicable)	Principal Amount of Reportable Security	Broker/Dealer Or Bank Where Securities Are Held

OR

____	No holdings in reportable securities (as defined in Section IV.B. of Hatteras’ Code of Ethics) as of the Annual Holdings Certificate Date.

The undersigned Access Person certifies that all information contained in this is true and correct as of ________________ ___, 200_ (which must be a date within 45 days of the Annual Holdings Certificate Date).

Name of Access Person

Signature of Access Person

Date

_________________________
Compliance Review Signature

EXHIBIT 4

HATTERAS QUARTERLY TRANSACTION REPORT
FOR
ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of the transaction in reportable securities (as defined in Section IV.B. of Hatteras’ Code of Ethics) made in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras’ Code of Ethics) for the quarter ending on (check appropriate):

___ March 31, 2009	___ June 30, 2009	___ September 30, 2009	___ December 31, 2009

Date of Transaction	Type of Transaction (purchase or sale)	Title and Type of Security (Common Stock, Bond, etc.)	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares	Price at which transaction was effected	Interest Rate or Maturity Date (if applicable)	Principal Amount of Reportable Transaction	Broker/Dealer Or Bank Where Securities Are Held

The undersigned Access Person certifies that all information contained in this is true and correct as of and for the quarter ended (check appropriate):

___ March 31, 2009	___ June 30, 2009	___ September 30, 2009	___ December 31, 2009

INTIAL HERE FOR NO REPORTABLE TRANSACTIONS: ______________

Name of Access Person

Signature of Access Person

Date

___________________________
Compliance Review Signature

EXHIBIT 5

HATTERAS ANNUAL CERTIFICATE

Pursuant to the requirements of Hatteras’ Code of Ethics, the undersigned hereby certifies as follows:

1.	I have read and understand Hatteras’ Code of Ethics
2.	I acknowledge that I am subject to Hatteras’ Code of Ethics;
3.
Since the date of the last Annual Certification pursuant to the Code of Ethics, I have reported all personal securities transactions and provided all securities holding reports required to be reported under the requirements of the Code of Ethics.[4]

Name

Signature

Date

_________________________
Compliance Review Signature

4 Paragraph 3 only applies to Access Persons under the Code.

Exhibit D

Business Continuity Plan

Hatteras Investment Partners, LLC
Hatteras Capital Investment Management, LLC
Disaster Recovery/Business Continuity Plan (BCP)

I.           EMERGENCY CONTACT PERSONS

Our firm’s emergency contact persons are: David Perkins (CEO), (919) 846-2324, david.perkins@hatterasfunds.com; or Mike Fields, (919) 846-2324, mike.fields@hatterasfunds.com.  These names will be updated in the event of a material change.

II.           FIRM POLICY

It is policy to respond to a Significant Business Disruption (SBD) by safeguarding employees’ lives and firm property, making a financial and operational assessment, quickly recovering and resuming operations, protecting all of the firm’s books and records, and allowing our customers to transact business.  In the event that we determine we are unable to continue our business, we will assure customers’ prompt access to their funds and securities.

A.           Significant Business Disruptions (SBDs)

Our plan anticipates two kinds of SBDs, internal and external.  Internal SBDs affect only our firm’s ability to communicate and do business, such as a fire in our building.  External SBDs prevent the operation of the securities markets or a number of firms, such as a terrorist attack, a city flood, or a wide-scale, regional disruption.  Our response to an external SBD relies more heavily on other organizations and systems, especially on the capabilities of our administrator and custodian.

B.           Approval and Execution Authority

David Perkins is responsible for approving the plan and for insuring that that the required annual review is conducted. David Perkins and/or Mike Fields is responsible for executing this BCP.

C.           Plan Location and Access

Our firm will maintain copies of its BCP plan and the annual reviews, and the changes that have been made to it for inspection.  An electronic copy of our plan is located on our local server.

III.           BUSINESS DESCRIPTION

Our firm provides investment advisory services.  Our firm is an Investment Advisor that contracts in the management of Investment Partnerships, and other pooled investment vehicles.  Furthermore, we do not hold customer funds or securities.  We accept subscriptions to the funds we manage.  All subscriptions are sent to our administrator and custodian firms, which execute our orders, compare them, allocate them, clear and settle them.  Our administrator also maintains our customers’ accounts and can grant customers access to them.  Our firm services retail and institutional customers that qualify as accredited investors and/or qualified purchasers.

Our Administrator is UMB Fund Services, Inc. located at 803 W. Michigan Street, Suite A, Milwaukee, WI  53233. Benjamin Schmidt is our primary contact.  Ben can be reached at (414) 299-2142.  Our Custodian is, UMB Bank, NA, located at 928 Grand Blvd. 5th floor, mailstop 1010502 Kansas City MO 64106. John Demarco is our primary contact.  John can be reached at (816) 860-7230.

IV.           OFFICE LOCATIONS

Our office location is located at 8540 Colonnade Center Drive - Suite 401, Raleigh, NC 27615-3052.  Its main telephone number is (919)846-2324. Our employees may travel to that office by means of foot and public or private transportation.  In the event of a need for temporary relocation, provisions for alternate facilities and computer technology will be made.

V.           CUSTOMERS’ ACCESS TO FUNDS AND SECURITIES

Our firm does not maintain custody of customers’ funds or securities onsite. These are maintained at our custodian, UMB Bank.  In the event of an internal or external SBD, if our Web access is available, our firm will post on our Web site the method by which customers may access their funds and securities by contacting UMB Fund Services, Inc.  The firm will make this information available to customers through its disclosure policy.

VI.           DATA BACK-UP AND RECOVERY (HARD COPY AND ELECTRONIC)

Our firm maintains its primary hard copy books and records and its electronic records at 8540 Colonnade Center Drive - Suite 401, Raleigh, NC 27615-3052.  Lance Baker, CFO, (919) 846-2324 is responsible for the maintenance of these books and records.

Our firm maintains its back-up hard copy books and records in electronic format.  The firm backs up its electronic records daily by tape backup (incremental backups daily with full backups done weekly), and keeps the full backup media at an offsite location. It is our practice to run a full data backup of primary File- and Exchange- Servers nightly, Monday through Friday.  This backup data is stored on HP Ultrium LTO2 tapes.

Hatteras has contracted SyTec Business Solutions to provide the following backup support services remotely:

•	Daily notification of failed backups
•	Troubleshooting and resolution of backup issues
•	Weekly review of backup program updates

•	Monthly test restore of data from backup

Rescue and Recovery Tapes:

Monday through Thursday backup tapes are maintained for a rolling 2-week period.
Friday backup tapes are maintained for a rolling 4-week period.
Rescue and Recovery tapes are stored in our secured, onsite server room with the exception of the most recent tape which is taken to an alternate, offsite location and rotated daily.

Data Archive Tapes:

Backup tapes from the last business day of each month are maintained for a rolling 12-month period.
Backup tapes from the last day of each calendar quarter are maintained for an additional 2 years.
Data archive tapes are stored in a secured, offsite location and are rotated monthly.

In May 2007, Hatteras moved its Client Services Application from the Cicada facility to a Hosted Solutions data center.  As a part of this move, it also upgraded its hardware, added redundancy features and expanded its backup and recovery capabilities.  These changes are seen as a marked improvement over the prior configuration.

Current Configuration:

Hardware:
•	Primary Server – Apple Xserve Quad Xeon, Two 2.66GHz Dual-Core Intel Xeon, 2GB (4x512MB), Dual RAID 80GB Serial ATA ADM @ 7200-rpm,
•	Redundant Server – Apple Xserve Quad Xeon, Two 2.00GHz Dual-Core Intel Xeon, 2GB (4x512MB), RAID 80GB Serial ATA ADM @ 7200-rpm,

Operating Environment – Integral to the selection of Hosted Solutions is their level of service and reliability of systems.
•	Staffing 24/7/365, with top-notched technical personnel
•	SAS 70 type II Certified – SAS 70 Letter available upon request
•	Redundant
o	Power Supply
o	Internet Connections
o	Environmental Controls
o	Security
o	Fire Suppression

Backup Schema
•	Real-time backup on Redundant Server (in rack)
•	Daily full backup to Hosted Solutions Backup Site (on-site)
•	Weekly backup to Hosted Solutions Backup Site (off-site)

•	Daily backup to Cicada facility (offsite)

           In the event of an internal or external SBD that causes the loss of our paper records, we will physically recover them from our back-up site.  Investor documents are also maintained by the administrator, and all investment data is maintained by our custodian.  If our primary site is inoperable, we will continue operations from our back-up site or an alternate location.  For the loss of electronic records, we will either physically recover the storage media or electronically recover data from our back-up site, or, if our primary site is inoperable, continue operations from our back-up site or an alternate location.

VII.           FINANCIAL AND OPERATIONAL ASSESSMENTS

A.           Operational Risk

In the event of an SBD, we will immediately identify what means will permit us to communicate with our customers, employees, critical business constituents, critical banks, critical counter-parties, and regulators.  Although the effects of an SBD will determine the means of alternative communication, the communications options we will employ will include our Web site, telephone, cellular phone, voice mail, and secure e-mail.  In addition, we will retrieve our key activity records as described in the section above, Data Back-Up and Recovery (Hard Copy and Electronic).

B.           Financial and Credit Risk

In the event of an SBD, we will determine the value and liquidity of our investments and other assets to evaluate our ability to continue to fund our operations.  We will contact our custodian and administrator, critical banks, and investors to apprise them of our financial status.  If we determine that we may be unable to meet our obligations to those counter-parties or otherwise continue to fund our operations, we will request additional financing from our bank or other credit sources to fulfill our obligations to our customers and clients.  If we are unable to meet our financial commitments we will immediately take appropriate steps, including:

(1)
Contact our investors by phone, mail, or by posting a notice on our website at http://www.hatterasfunds.com; or a combination of these communications methods will be employed to apprise our clientele of our financial status.

(2)	If need be, the firm will request additional financing to meet our obligations to creditors or clients. Such financing will be secured through existing banking relationships including RBC Centura.

VIII.                      MISSION CRITICAL SYSTEMS

Our firm’s “mission critical systems” are those that ensure prompt and accurate processing of subscription and redemption documents.

We have primary responsibility for establishing and maintaining our business relationships with our customers and have sole responsibility for our mission critical functions.  Our custodian provides, through contract, the execution, comparison, allocation, clearance and settlement of transactions, the maintenance of customer accounts, access to customer accounts, and the delivery of funds.

A.           Our Firm’s Mission Critical Systems

1.           Subscription and Redemption Processing

Currently, the Administrator receives subscriptions from customers via completed subscription documents by the customer.  During an SBD, either internal or external, we will continue to take subscriptions through any methods that are available and reliable, and in addition, as communications permit, we will inform our customers when communications become available to tell them what alternatives they have to send their requests.  Customers will be informed of alternatives by phone, voicemail, or by an answering machine.

B.           Mission Critical Systems Provided by Our Custodian

Our firm relies, by contract, on our outsourced custodian and administration firms to provide order execution, order comparison, order allocation, the maintenance of customer accounts, and access to customer accounts.

IX.	ALTERNATE COMMUNICATIONS BETWEEN THE FIRM AND CUSTOMERS, EMPLOYEES, AND REGULATORS

A.           Customers

We now communicate with our customers using the telephone, e-mail, fax, U.S. mail, courier, and in person visits at our firm or at the other’s location.  In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. For example, if we have communicated with a party by e-mail but the Internet is unavailable, we will call them on the telephone and follow up where a record is needed with paper copy in the U.S. mail.

B.           Employees

We now communicate with our employees using the telephone, e-mail, cell phones, and in person.  In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. We will also employ a call tree so that senior management can reach all employees quickly during an SBD.  The call tree includes all staff home and office phone numbers.  We have identified persons, who live near each other and may reach each other in person.  The person(s) to invoke use of the call tree is: David Perkins, Bob Worthington, Mike Fields, Andy Chica or Amy Adams.   Please see the CCO for a copy of the Calling Tree List for the contact information.

 Regulators

We communicate with our regulators using the telephone, e-mail, fax, and U.S. mail.  In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party.

X.           CRITICAL BUSINESS CONSTITUENTS, BANKS, AND COUNTER-PARTIES

A.           Business Constituents

We have contacted our critical business constituents (businesses with which we have an ongoing commercial relationship in support of our operating activities, such as vendors providing us critical services), and determined the extent to which we can continue our business relationship with them in light of the internal or external SBD.  We will quickly establish alternative arrangements if a business constituent can no longer provide the needed goods or services when we need them because of a SBD to them or our firm.  A current list of service providers and contact information is maintained by the Office Manager.

B.           Banks

We will contact our banks and lenders to determine if they can continue to provide the financing that we will need in light of the internal or external SBD.  The bank maintaining our operating account is: RBC Centura Crabtree Valley, Raleigh, NC.

XI.           REGULATORY REPORTING

           Our firm is subject to regulation by various regulators.  We now file reports with our regulators using paper copies in the U.S. mail, and electronically using fax, e-mail, and the Internet.  In the event of an SBD, we will check with the SEC and other regulators to determine which means of filing are still available to us, and use the means closest in speed and form (written or oral) to our previous filing method.  In the event that we cannot contact our regulators, we will continue to file required reports using the communication means available to us.  Our regulators can be reached at the following contact information:

A.           SEC – IARD, (202) 942-0691

XII.           KEY PERSONNEL

In the event of the (temporary or permanent) loss of key personnel the following persons will assume the duties and responsibilities of the individual until such time as that person recovers or is replaced:
Key Personnel	Backup Personnel
David B. Perkins	Bob Worthington
Bob Worthington	J. Michael Fields
J. Michael Fields	David B. Perkins, Bob Worthington or Lance Baker
Mark Yusko	David B. Perkins
Perkins/Fields [Loss]	Bob Worthington
Andrew Chica	J. Michael Fields
Josh Parrott	J. Michael Fields

XIII.                      UPDATES AND ANNUAL REVIEW

Our firm will update this plan whenever we have a material change to our operations, structure, business or location.  In addition, our firm will review this BCP annually, as needed, to modify it for any changes in our operations, structure, business, or location.

******************************************************************************

XIV.                      SENIOR MANAGER APPROVAL

I have approved this Business Continuity Plan as reasonably designed to enable our firm to meet its obligations to customers in the event of an SBD.

Signed:                  _________________________________________
David B. Perkins, CEO

Date:                      _________________________________________

Exhibit E

INSIDER TRADING PROCEDURES

I.           POLICY STATEMENT ON INSIDER TRADING

Hatteras forbids any employee from trading, either personally or on behalf of others, including Advisory Clients, on material non-public information or communicating material non-public information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”  Hatteras’ policy applies to every employee and extends to activities within and outside their duties at Hatteras‘ principal office.  Every employee must read and retain this policy statement.

           The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

—	trading by an insider, while in possession of material non-public information; or

—
trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

—	communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this policy statement, any employee has any questions they should consult the Compliance Officer.

A.           Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, Hatteras and/or a Hatteras employee may become temporary insiders of a company they advise or for which they perform other services.  According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

B.           What is Material Information?

Trading on insider information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business.  For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

C.           What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would generally be considered public.

D.           Basis for Liability

(i)           Fiduciary Duty Theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading.  Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.  However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

E.           Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.  In U.S. v. Carpenter, supra the Court found, in 1987, a columnist defrauded the Wall Street Journal when he stole information from the journal and used it for trading in the securities markets.  It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.           Penalties for Insider Trading

Any violation of this policy statement can be expected to result in serious sanctions by Hatteras, including dismissal of the persons involved.

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

(i)	civil injunctions;

(ii)	treble damages;

(iii)	disgorgement of profits;

(iv)	jail sentences;

(v)	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

(vi)	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

II.	PROCEDURES TO IMPLEMENT HATTERAS’ POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid employees in avoiding insider trading, and to aid Hatteras in preventing, detecting and imposing sanctions against insider trading.  Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult the Chief Compliance Officer.

A.           Identifying Insider Information

(i)           Before engaging in personal trading and trading for Advisory Clients in the securities of a company about which there may be potential insider information, the following questions should be asked:

(a)           Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would affect the market price of the securities if generally disclosed?

(b)           Is the information non-public?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation?

(ii)           If, after consideration of the above, there is a possibility that the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

(a)           The matter should be reported immediately to the Chief Compliance Officer.

(b)           The securities should not be purchased personally or on behalf of an Advisory Client.

(c)           The information should not be communicated inside or outside Hatteras, other than to the Chief Compliance Officer.

(d)           Upon a determination by the Chief Compliance Officer that the information is material and nonpublic, instructions will be issued promptly to:

—	halt temporarily all trading by Hatteras in the security or securities of the pertinent issuer and all recommendations of such security or securities;

—	ascertain the validity and non-public nature of the information with the issuer of the securities;

—	request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and non-public; or

—
in the event the information is not publicly disseminated, consult counsel and request advice as to what further steps should be taken, including possible publication by Hatteras of the information, before transactions or recommendations in the securities are resumed.

—	Upon a determination by the Chief Compliance Officer that the information is public or not material, Hatteras and its employees will be allowed to trade and communicate the information.

(e)           After the Chief Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), the prohibitions against trading and communication shall be continued, or trading and communication of the information shall be permitted.

B.           Personal Securities Trading

Hatteras has adopted a Code of Ethics that covers, among other items, personal securities trading.

C.           Restricting Access to Material Non-public Information

If an employee is in possession of information that he or she has identified as material and non-public such information may not be communicated to anyone, including persons within Hatteras, except as provided above.  In addition, care should be taken so that such information is secure.  For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

D.           Resolving Issues Concerning Insider Trading

If after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

E.           No set of rules can possibly anticipate all the potential trading conflicts of interest between clients and personnel.  Any situation subject to interpretation should be decided in favor of the protection of the best interests of the clients.  For instance, it would be unethical to execute a personal trade in a security if the person knew or had reason to know that a substantial order in the security in question was likely to be implemented for a client in the foreseeable future, even though to execute the personal trade may be within the letter of the law.

F.           Investment  decisions made by Hatteras may not be disclosed to anyone other than Hatteras’ clients, including a spouse, or other relative, or a social or business acquaintance.

Exhibit F

PROXY VOTING POLICIES AND PROCEDURES

This statement sets forth the policy of Hatteras Investment Partners, LLC and Hatteras Capital Investment Management, LLC (referred to herein collectively as “Hatteras” or “us”) with respect to the exercise of corporate actions and proxy voting authority of client accounts.

The Funds and other advisory clients of Hatteras invest, directly or indirectly, substantially all of their assets in securities of pooled investment vehicles or separate accounts, which are private partnerships, limited liability companies or similar entities managed by third-party investment managers (collectively, “Advisor Funds”).  These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities.  To the extent that we or our clients receive notices or proxies from Advisor Funds (or receive proxy statements or similar notices in connection with any other portfolio securities), Hatteras has proxy voting responsibilities.

With respect to proxies issued to Hatteras Funds, the Hatteras Fund have delegated proxy voting authority to Hatteras.  Hatteras will vote proxies in a manner that it deems to be in the best interests of the Funds.  In general, the Investment Manager believes that voting proxies in accordance with the policies described below will be in the best interests of its clients.  If an analyst, trader or partner of Hatteras believes that voting in accordance with stated proxy-voting guidelines would not be in the best interests of a client, the proxy will be referred to Hatteras’ Chief Compliance Officer for a determination of how such proxy should be voted.

Hatteras will generally vote to support management recommendations relating to routine matters such as the election of directors (where no corporate governance issues are implicated), the selection of independent auditors, an increase in or reclassification of common stock, the addition or amendment of indemnification provisions in the company’s charter or by-laws, changes in the board of directors and compensation of outside directors.  Hatteras will generally vote in favor of management or shareholder proposals that Hatteras believes will maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the company’s board of directors and management and maintain or increase the rights of shareholders.

On non-routine matters, Hatteras will generally vote in favor of management proposals for mergers or reorganizations, reincorporation plans, fair-price proposals and shareholder rights plans so long as such proposals are in the best economic interests of Hatteras’ clients.

If a proxy includes a matter to which none of the specific policies described above or in Hatteras’ stated proxy-voting guidelines is applicable or a matter involving an actual or potential conflict of interest as described below, the proxy will be referred to Hatteras’ Chief Compliance Officer for a determination of how such proxy should be voted.

F-1

In exercising its voting discretion, Hatteras and its employees will seek to avoid any direct or indirect conflict of interest presented by the voting decision.  If any substantive aspect or foreseeable result of the matter to be voted on by Hatteras Master Fund, L.P., Hatteras Multi-Strategy Fund, L.P., Hatteras Multi-Strategy TEI Fund, L.P. Hatteras Multi-Strategy Institutional Fund, LP, Hatteras Multi-Strategy TEI Institutional Fund, LP, Hatteras Global Private Equity Partners Institutional, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras 1099 Advantage Fund or Hatteras 1099 Advantage Institutional Fund (the “Registered Funds”) presents an actual or potential conflict of interest involving Hatteras (or an affiliate of Hatteras), any issuer of a security for which Hatteras (or an affiliate of Hatteras) acts as sponsor, advisor, manager, custodian, distributor, underwriter, broker or other similar capacity or any person with whom Hatteras (or an affiliate of Hatteras) has an existing material contract or business relationship not entered into in the ordinary course of business (Hatteras and such other persons having an interest in the matter being called “Interested Persons”), Hatteras will make written disclosure of the conflict to the Independent Directors of the applicable Fund(s) indicating how Hatteras proposes to vote on the matter and its reasons for doing so.  If the Investment Manager does not receive timely written instructions as to voting or non-voting on the matter from the applicable Registered Fund’s Independent Directors, Hatteras may take any of the following actions which it deems to be in the best interests of the Fund: (1) engage an independent third party to determine whether and how the proxy should be voted and vote or refrain from voting on the matter as determined by the third party; (2)  vote on the matter in the manner proposed to the Independent Directors if the vote is against the interests of all Interested Persons; or (3) refrain from voting on the matter.

Each Registered Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31st of each year.  Once filed, each Registered Fund’s Form N-PX filing will be available: (1) without charge, upon request, by calling 1-800-SEC-0330; or (2) by visiting the SEC’s website at www.sec.gov.

F-2

Exhibit G

Document Retention Requirements For
Hatteras Investment Partners, LLC

	Document	Required Length Of Retention	Statutory Authority
A	Corporate Documents
1	Organizational documents (e.g., charters, bylaws, LLC certificates of formation and LLC agreements)	Termination + 3	Rule 204-2(e)(2)
2	Minute books (if applicable)	Termination + 3	Rule 204-2(e)(2)
3	Stock certificate books (if applicable)	Termination + 3	Rule 204-2(e)(2)
B	Accounting Records – Advisers
1	Journals, including records of original entry that form the basis of all ledger entries.	6 years	Rule 204-2(a)(1)
2	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income, and expense accounts.	6 years	Rule 204-2(a)(2)
3	Bank account information, including checkbooks, bank statements, canceled checks, and cash reconciliations.	6 years	Rule 204-2(a)(4)
4	Bills and statements, paid or unpaid, relating to the business of the adviser.	6 years	Rule 204-2(a)(5)
5	Trial balances	6 years	Rule 204-2(a)(6)
6	Financial statements	6 years	Rule 204-2(a)(6)
7	Internal accounting working papers and other supporting documentation.	6 years	Rule 204-2(a)(6)
C	Accounting Records – Funds	6 years
1	Journals, including records of original entry that form the basis of all ledger entries.	6 years	Rule 204-2(a)(1)
2	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income, and expense accounts.	6 years	Rule 204-2(a)(2)
3	Bank account information, including checkbooks, bank statements, canceled checks, and cash reconciliations.	6 years	Rule 204-2(a)(4)
4	Bills and statements, paid or unpaid, relating to the business of the adviser.	6 years	Rule 204-2(a)(5)
5	Trial balances	6 years	Rule 204-2(a)(6)
6	Financial statements	6 years	Rule 204-2(a)(6)

	Document	Required Length Of Retention	Statutory Authority
7	Internal accounting working papers and other supporting documentation.	6 years	Rule 204-2(a)(6)
D	Account Management Records	6 years
1
Trade Tickets.  A memorandum of: (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction.  Each memorandum must:
—Show the terms and conditions of the order, instruction, modification, or cancellation;
—Identify the person connected with the adviser who recommended the transaction to the client and the person who placed the order;
—Show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed; and
—Indicate any orders entered pursuant to the exercise of discretionary power.
Documents meeting this specific requirement would include: 1) trade tickets for transactions involving broker-dealers and 2) transaction closing documents for direct investments.
		6 years	Rule 204-2(a)(3)
2
Due Diligence.  Documentation relating to securities selected for investment, including the issuing company’s annual and quarterly reports, third-party research reports and news articles (if independently produced, a list should suffice), as well as any memoranda or analysis by the adviser’s personnel
		Sale + 6 years	Generally, Rule 204-2(a)(7)
3	Best Execution. Records of the quarterly meetings held by the Trade Management Oversight Committee.	6 years	Best practices

	Document	Required Length Of Retention	Statutory Authority
E	Client Relationship Records	6 years
1
Form ADV - Part II (the “Brochure”).  A copy of Form ADV and each amendment or revision to the Form ADV given or sent to any client or prospective client as required by Rule 204-3, as well as a record of the date that each Form ADV, and each amendment or revision, was given or offered to be given to any client or prospective client who became an actual client (including the required annual written offer to existing clients).
		6 years	Rule 204-2(a)(14)
2
Advisory and Other Contracts.  An original or copy of each written agreement entered into by the adviser with any client.
This requirement should be satisfied by retaining all limited partnership agreements, as well as any separate advisory agreements.
		6 years (after termination of the contract)	Rule 204-2(a)(10)
3
Discretionary List.  A list (or other record) or all accounts in which the adviser has any discretionary power with respect to the funds, securities or transactions of any client.
This requirement should be satisfied simply by retaining a list of all Funds and their investors.
		6 years	Rule 204-2(a)(8)
4
Powers of Attorney.  All powers of attorney and other evidences of the granting of discretionary authority by any client to the adviser (or copies).
This requirement should be satisfied simply by keeping all limited partnership agreements, as well as any specific advisory agreements.
		6 years	Rule 204-2(a)(9)
5
Written Communications.  Originals of all written communications received and copies of all written communications sent by the adviser relating to:
(a)Any recommendations or advice made or proposed to be made;
(b)Any receipt, disbursement or delivery of funds or securities; or
(c)The placing or execution of any order to purchase or sell any security.
These communications include:
—Marketing materials, circulars and research reports;
—Notices to custodians;
—Periodic statements sent to clients;
—Fee invoices;
—Trade confirmations, if any; and
—Principal and agency transaction consents, if any.
(Note: an adviser need not keep any unsolicited market letters and similar communications of general public distribution not prepared for or by the adviser.)
		6 years (from time of last publication or dissemination for marketing and similar materials)	Rule 204-2(a)(7)

	Document	Required Length Of Retention	Statutory Authority
6	Complaint File. A client correspondence or complaint file.	6 years	Rule 204-2(a)(7), generally.
F	Marketing Related Records
1
Marketing Materials.  A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with the adviser).
		6 years after the end of the fiscal year when last used	Rule 204-2(a)(11)
2
Supporting Documentation for Performance Numbers.  All documentation (i.e., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to ten or more people.
		6 years from the end of the fiscal year when last used	Rule 204-2(a)(16)
3
Use of Solicitors.  If the adviser pays cash to any employee, principal or third party in return for client referrals, the adviser must retain the following records:
(a)   Written Agreements.  Agreements with solicitors establishing the solicitation arrangement (including specified terms in the case of third-party solicitors).
(b)   Solicitor’s Separate Disclosure Documents.  Copies of the separate written disclosure documents prepared by third-party solicitors and delivered to clients.
(c)   Client Acknowledgments.  Copies of each signed and dated client acknowledgment of receipt of the adviser’s written disclosure statement (i.e., Part II of Form ADV) and the solicitor’s written disclosure document.
(d)   Third-Party Solicitor Questionnaires.  Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor.
(e)   Client List.  A list of each client account obtained through a solicitor, with a cross reference identifying the solicitor.
		6 years (after client relationship is terminated)	(a) Rule 204-2(a)(10); (b) Rule 204-2(a)(15); (c) Rule 204-2(a)(15); (d) Rule 206(4)-3(a)(1)(ii);(e) Internal Controls.

	Document	Required Length Of Retention	Statutory Authority
G	Personal Securities Transactions
1
Code of Ethics Records.
1.A copy of the Code of Ethics that is in effect or at any time within the past five years was in effect.
2.A record of any violation of the Code and any action taken as a result of such violation.
3.A record of all written acknowledgements for each person who was or is a supervised person.
4.A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person including any brokerage confirmation or account statements provided in lieu of the reports.
5.A record of the names of each person who were Access Persons.
6.A record of any decision and the reason supporting the decision to approve the acquisition by the Access Person of initial public offerings and limited offerings.
		6 years	Rule 204-2(a)(12); 2(a)(13)
H	Internal Control Records
1	Functions and Responsibilities. Organizational charts, personnel lists and other documents describing the functions and responsibilities of each department and each employee.	Permanently	Best practices
2	Written Policies and Procedures for the Prevention of Insider Trading, including any related memorandums.	Permanently	Section 204A

	Document	Required Length Of Retention	Statutory Authority
3
Compliance Manual.  A copy of a written compliance manual that contains:
(a)   Policies and Procedures.  Policies and procedures reasonably designed to prevent violations, by the adviser and its supervised persons, of the Advisers Act and its rules (as well as other applicable laws); and
(b)   Compliance Responsibilities.  The identification of persons responsible for meeting the applicable regulatory requirements and their supervisors.
		Each version maintained for five years	Rule 206(4)-7; Duty to Supervise under Section 203(e)(6)
4	Annual Compliance Review. Records documenting the adviser’s annual review of its compliance policies and procedures.	6 years	Rule 206(4)-7
5	Annual Certifications. Annual employee certifications of compliance with insider trading and compliance policies and procedures.	6 years (to mirror requirement of Rule 204-2(a)(12))	Best practices
6	Personnel and Other Employee-Related Manuals, including any related memoranda.	Permanently	Best practices
7
Personnel Records, including for each employee, officer and director (as applicable):
—Dates of employment
—Addresses and social security number
—Percentage of ownership of adviser=s outstanding securities and
—Disciplinary history.
		Permanently	Best practices
8
Litigation File.  A record of past, present and pending litigation involving the adviser or its officers, directors or employees that may have a material effect on the adviser or otherwise trigger disclosure obligations.
		Permanently	Best practices
9
Business Contracts.  All written agreements (or copies) entered into by the adviser relating to the business of the adviser as such, including for example:
—Employment contracts
—Rental agreements and property leases and
—Contracts with pricing services and other service providers.
		6 years	Rule 204-2(a)(10)

	Document	Required Length Of Retention	Statutory Authority
I	SEC Filings and Correspondence with Regulators
1	Form ADV, including all amendments.	Permanently	Rule 204-2(a)(14) for Part II of Form ADV.
2	Registration Order. SEC order granting each ACD Adviser its Advisers Act registration.	Permanently	Best practices
3	Securities Act Filings. Reports required to be filed under the Securities Act of 1933, including, if applicable, Form D for private placement limited partnerships.	Permanently	Best practices
4	Exchange Act Filings. Reports required to be filed under the Exchange Act of 1934, including, if applicable: —Schedules 13D and 13G —Forms 13F and —Forms 3, 4 and 5 for Section 16.	6 years	Best practices
5	SEC Correspondence. Copies of all correspondence with the SEC including any: —Exemptions —No-action letters and —Past deficiency letters.	Permanently	Best practices
6	State Regulatory Correspondence. Copies of all correspondence with any state.	Permanently	Best practices
7	Offshore Regulatory Correspondence. Copies of all correspondence with any non-U.S. regulatory authority.	Permanently	Best practices
J	Records for Investment Supervisory or Management Service*
1
Client Records. Separate records (i.e., a journal) for each client who receives investment supervisory or management service that show the securities purchased and sold, and the date, amount and price of each transaction.
		6 years	Rule 204-2(c)(1)

* “Investment Supervisory Service” means the giving of continuous advice regarding the investment of funds based on the individual needs of each client.

	Document	Required Length Of Retention	Statutory Authority
2
Securities Records (aka “Stock Cross Reference Report”).  For each security in which a client receiving investment supervisory or management service has a current position, information from which the adviser can promptly furnish the name of each such client, and the current amount or interest of the client.
		Current basis	Rule 204-2(c)(2)
K	Records Where the Adviser Maintains Custody or Possession of Client Funds or Securities
1	A journal showing all purchases, sales, receipts and deliveries of securities for accounts over which the adviser maintains custody and all other debits and credits to these accounts.	6 years	Rule 204-2(b)(1)
2	A separate ledger for each of these clients showing: —All purchases, sales, receipts, and deliveries of securities —The date and price of each purchase and sale and —All debits and credits.	6 years	Rule 204-2(b)(2)
3	Copies of confirmations of all transactions for the accounts of these clients.	6 years	Rule 204-2(b)(3)
4
A record for each security in which any custody client has a position, with the record showing:
—The names of each client having any interest in the security
—The amount or interest of each client and
—The location of the security.
		6 years	Rule 204-2(b)(4)
5	A copy of each Form ADV-E provided to the SEC by the advisers independent public accountant based on the required annual surprise audit.	Permanently	Best practices
L	Records Where the Adviser Exercises Proxy Voting Authority
1	Policies and Procedures. Written policies and procedures reasonably designed to ensure that the adviser votes client securities in the best interest of clients.	6 years	Rule 204-2(c)(2)(i)

	Document	Required Length Of Retention	Statutory Authority
2
Proxy Statements.  A copy of each proxy statement that the adviser receives regarding Fund securities (which also can be maintained by third parties, subject to an undertaking to provide the statements promptly on request, or obtained from EDGAR).
		6 years	Rule 204-2(c)(2)(ii)
3	Voting Records. A record of each vote cast by the adviser on behalf of a Fund (which also can be maintained by third parties, subject to an undertaking to provide the statements promptly on request).	6 years	Rule 204-2(c)(2)(iii)
4	Decision-Making Documents. A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a Fund or that memorializes the basis for the decision.	6 years	Rule 204-2(c)(2)(iv)
5
Client Requests and Responses.  A copy of each written request by a limited partner for information on how the adviser voted proxies on behalf of any Fund in which the limited partner has an investment, and a copy of any written response by the adviser to any request (written or oral) by a limited partner for information on how the adviser voted proxies on behalf of any Fund in which the limited partner has an investment.
		6 years	Rule 204-2(c)(2)(v)
M	Retention Notes
1
Length of Retention.  In general, records must be retained for five years from the end of the fiscal year last used.  Thus, the total time of retention could amount to a period of almost six years from the date of last use depending on: (1) the exact date of last use; and (2) the advisers fiscal year-end.
Rule 204-2(e)
2
Place of Retention.  The records must be maintained in an appropriate office of the adviser for the first two years.  For the following three years, the records may be stored off-site at an easily accessible location.
Rule 204-2(e)
3	Storage Methods. Records may be stored by microfiche, magnetic disk, tape or other computer storage medium, so long as the adviser maintains certain safeguards and ensures accessibility.		Rule 204-2(g)

	Document	Required Length Of Retention	Statutory Authority
4
Organization of Records.  When an adviser must maintain books and records by client because the adviser renders investment supervisory services, the books and records may be organized by numerical or alphabetical code or some similar designation.
Rule 204-2(d)

Exhibit H

DISCIPLINARY QUESTIONNAIRE

Instructions:  Please respond to all questions and requested information.  Complete written details of all events or proceedings must be provided.  An executed copy of this form should be provided to the Compliance Officer.

Criminal Actions

1. Have you ever:
a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes ☐ No

b. been charged with any felony?	☐ Yes ☐ No

2. Based upon activities that occurred while you exercised control over it, has an organization ever:

a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐ Yes ☐ No

b. been charged with any felony?	☐ Yes ☐ No

3. Have you ever:

a.           been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving:  investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?
☐ Yes ☐ No

b. been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

4. Based upon activities that occurred while you exercised control over it, has an organization ever:

a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes ☐ No

b. been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

Regulatory Disciplinary Actions

5. Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

a. found you to have made a false statement or omission?	☐ Yes ☐ No

b. found you to have been involved in a violation of its regulations or statutes?	☐ Yes ☐ No

c. found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

d. entered an order against you in connection with investment-related activity?	☐ Yes ☐ No

e. imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes ☐ No

6. Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

a. found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes ☐ No

b. found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes ☐ No

c. found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

d. entered an order against you in connection with an investment-related activity?	☐ Yes ☐ No

e. denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes ☐ No

7. Has any self-regulatory organization or commodities exchange ever:

a. found you to have made a false statement or omission?	☐ Yes ☐ No

b. found you to have been involved in a violation of its rules?	☐ Yes ☐ No

c. found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

d. disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes ☐ No

8. Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	☐ Yes ☐ No

9. Have you been notified, in writing, that you are now the subject of any:

a. regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes ☐ No

b. Investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	☐ Yes ☐ No

Civil Judicial Actions

10. Has any domestic or foreign court ever:

a. enjoined you in connection with any investment-related activity?	☐ Yes ☐ No

b. found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes ☐ No

c. dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes ☐ No

11. Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?	☐ Yes ☐ No

Customer Complaints

12.           Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

a. is still pending; or	☐ Yes ☐ No

b. resulted in an arbitration award or civil judgment against you, regardless of amount; or	☐ Yes ☐ No

c. was settled for an amount of $10,000 or more?	☐ Yes ☐ No

13.           Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?
☐ Yes ☐ No

14. Within the past twenty-four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

a.           alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;
☐ Yes ☐ No

b. alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐ Yes ☐ No

Terminations

15. Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

a. violating investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

b. fraud or the wrongful taking of property?	☐ Yes ☐ No

c. failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

Financial

16. Within the past 10 years:

a. have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No

b.           based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?
☐ Yes ☐ No

c.           based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?
☐ Yes ☐ No

17. Has a bonding company ever denied, paid out on or revoked a bond for you?	☐ Yes ☐ No

18. Do you have any unsatisfied judgments or liens against you?	☐ Yes ☐ No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify Hatteras if such information becomes inaccurate in any way.

________________________________________
Name:
Date:

________________________________________
Compliance Receipt:
Date:

Exhibit I

REQUEST FOR APPROVAL OF OUTSIDE ACTIVITIES

Background

1.	Name of Firm/Description of Proposed Outside Activity:

2.	Will the Firm’s name be used in connection with such activity (e.g., included in a biography)? ☐ Yes ☐ No

3.	Will you have a position as an officer or director? ☐Yes ☐No

4.
If “yes” to 3 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification):

5.	Duties in connection with such activity:

6.	Estimated amount of time spent on such activity (yearly basis):

7.	Will you or any related party receive any economic benefit for your participation in such activity? ☐Yes ☐No

If “yes”, description of economic benefit:

The employee represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to Hatteras, or will not compete with or conflict with any interest of Hatteras.  The employee represents that he or she will bring to the attention of the CCO any potential conflicts of interest or any other matters that may have an adverse affect on Hatteras that arise due to such activity.

____________________________________________________
Name:
Date:

Approval

____________________________________________________
Name:
Compliance Officer
Date:

I-1

Exhibit J

ANNUAL OUTSIDE ACTIVITY STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

	Name of Business	Role

	Name of Business	Role

2.	Entities by which I am employed or receive compensation:

	Name of Entity	Affiliation or Title

	Name of Entity	Affiliation or Title

3.         Business organizations in which I am an officer, director, partner or employee:

Public Co. ☐Yes ☐No
Name of Entity	Affiliation or Title
Public Co. ☐Yes ☐No
Name of Entity	Affiliation or Title

4.         Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title
Certification

________ I certify that I have no outside business activities to disclose at this time.

OR

________I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name: ___________________________	Compliance Officer
Date: ___________________________	Compliance Receipt: _________________

J-1

Exhibit K

REQUEST FOR APPROVAL OF BENEFITS RECEIVED
FROM THIRD PARTIES IN EXCESS OF $100

Instructions:  Benefits greater than $100 in value to be received from a third party must be approved by the Chief Compliance Officer. Complete form and provide an executed copy of completed form to the Chief Compliance Officer.

Background:

Employee Receiving Benefit

Third Party Involved

Name of Advisory Client(s) Involved

Date Benefit Received

Identify Benefit and Estimate Value

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

______________________________________
Name:
Date:

Approval

______________________________________
Name:
Compliance Officer
Date:

K-1

Exhibit L

COMPLAINT FORM

Instructions:  Complete Sections I, II and III of this form.  Any written correspondence or documentation concerning a complaint or legal issue must be attached and provided directly to the Chief Compliance Officer.

I.           Identifying Information

Complaint Received By

Advisory Client or Investor Name

Name of Advisory Client Involved

 Date Complaint Received

II.           Related Legal Issues

Have you been served with legal process or are you aware of any potential legal action, regulatory inquiry or investigation in connection with this complaint?

☐Yes ☐No

III.	Facts Underlying Complaint Issue

Please describe facts underlying reported complaint or legal issue:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

______________________________________
Name of Employee:
Date:

III.           Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

______________________________________
Chief Compliance Officer
Date:

L-1

COMPLIANCE MANUAL
ACKNOWLEDGEMENT

I hereby acknowledge receipt of the Hatteras Investment Partners, LLC and Hatteras Capital Investment Management, LLC (“Hatteras”) Compliance Manual (including the Code of Ethics) and certify that I have read and understand it and agree to abide by it.

I hereby represent that all my personal securities transactions will be effected in compliance with the Compliance Manual (including the detailed requirements of the Code of Ethics).  If I am an Access Person as defined in the Code of Ethics, I also confirm that I will either submit quarterly account statements, or I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my quarterly account statements to the Compliance Officer.

I hereby certify that I have never been found civilly liable for nor criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Date: ________________

_________________________
(Signature)

_________________________
(Print Name)

______________________________________
Compliance Receipt:
Date: